UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.)

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CENTRAL PACIFIC FINANCIAL CORP.
(Name of Registrant as Specified In Its Charter)

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CENTRAL PACIFIC FINANCIAL CORP.

220 South King Street

Honolulu, Hawaii 96813

(808) 544-0500

APRIL 24, 2015 ANNUAL MEETING

YOUR VOTE IS IMPORTANT

March 6, 2015

Dear Fellow Shareholder:

On behalf of your Board of Directors, we cordially invite you to attend the 2015 Annual Meeting of Shareholders of Central Pacific Financial Corp. The Annual Meeting will be held on April 24, 2015, at 11:00 a.m., Hawaii time, at Harbor Square, 4th Floor, Waikiki Room, 225 Queen Street, Honolulu, Hawaii 96813. Your Board and management look forward to greeting those shareholders able to attend the meeting.

The accompanying Notice of Annual Meeting of Shareholders and Proxy Statement describe proposals to be acted upon at the Annual Meeting. Please give these materials your prompt attention. Then, we ask that you vote by internet, telephone or by mail, as set forth in the voting instructions or proxy card that are included with these materials, to ensure that your shares are represented and voted at the meeting. Shareholders who attend the meeting may withdraw their proxy and vote in person if they wish to do so. Your vote is important, so please act at your earliest convenience.

We appreciate your continued interest in Central Pacific Financial Corp.

Sincerely,

John C. Dean

Chief Executive Officer

CENTRAL PACIFIC FINANCIAL CORP.

220 South King Street

Honolulu, Hawaii 96813

(808) 544-0500

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD APRIL 24, 2015

TO THE SHAREHOLDERS OF CENTRAL PACIFIC FINANCIAL CORP.:

NOTICE IS HEREBY GIVEN that, pursuant to its Bylaws and the call of its Board of Directors, the Annual Meeting of Shareholders (the “Meeting”) of Central Pacific Financial Corp. (the “Company”) will be held at Harbor Square, 4th Floor, Waikiki Room, 225 Queen Street, Honolulu, Hawaii 96813, on April 24, 2015, at 11:00 a.m., Hawaii time, for the purpose of considering and voting upon the following proposals:

(1)	Election of Directors. To elect up to nine (9) persons to the Board of Directors for a term of one (1) year and to serve until their successors are elected and qualified, as more fully described in the accompanying Proxy Statement.

(2)	Ratification of Appointment of Independent Registered Public Accounting Firm. To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015.

(3)	Executive Compensation. To approve, on a non-binding advisory basis, the compensation of the Company’s named executive officers.

(4)	Other Business. To transact such other business as may properly come before the Meeting and at any and all adjournments or postponements thereof.

Only those shareholders of record at the close of business on February 24, 2015 shall be entitled to notice of and to vote at the Meeting.

YOUR VOTE IS IMPORTANT. SHAREHOLDERS ARE URGED TO VOTE AND CAN DO SO BY INTERNET, TELEPHONE OR BY MAIL, AS SET FORTH IN THE VOTING INSTRUCTIONS OR PROXY CARD THAT ARE INCLUDED WITH THESE MATERIALS. SHAREHOLDERS WHO ATTEND THE MEETING MAY WITHDRAW THEIR PROXY AND VOTE IN PERSON IF THEY WISH TO DO SO.

Important notice regarding the availability of proxy materials for the annual shareholders’ meeting to be held on April 24, 2015. Our Proxy Statement and Annual Report on Form 10-K for the fiscal year ended December 31, 2014 are accessible, free of charge, at https://www.centralpacificbank.com/2015proxy and https://www.proxyvote.com.

By Order of the Board of Directors,

GLENN K.C. CHING Senior Vice President and Corporate Secretary

Dated: March 6, 2015

CENTRAL PACIFIC FINANCIAL CORP.

220 South King Street

Honolulu, Hawaii 96813

(808) 544-0500

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

APRIL 24, 2015

INTRODUCTION

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Central Pacific Financial Corp. (the “Company”) for use at the 2015 Annual Meeting of Shareholders (the “Meeting”) of the Company to be held at Harbor Square, 4th Floor, Waikiki Room, 225 Queen Street, Honolulu, Hawaii 96813, on April 24, 2015, at 11:00 a.m., Hawaii time, and at any and all adjournments or postponements thereof. The approximate date on which this Proxy Statement and accompanying form of proxy are first being mailed to shareholders is on or about March 6, 2015.

Proposals to be Considered

The proposals to be considered and voted upon at the Meeting will be:

(1)	Election of Directors. To elect up to nine (9) persons to the Board of Directors for a term of one (1) year and to serve until their successors are elected and qualified, as more fully described in this Proxy Statement.

(2)	Ratification of Appointment of Independent Registered Public Accounting Firm. To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015.

(3)	Executive Compensation. To approve, on a non-binding advisory basis, the compensation of the Company’s named executive officers.

(4)	Other Business. To transact such other business as may properly come before the Meeting and at any and all adjournments or postponements thereof.

Record Date, Outstanding Securities and Voting Rights

The Board fixed the close of business on February 24, 2015 as the record date (the “Record Date”) for the determination of the shareholders of the Company entitled to notice of and to vote at the Meeting. Only holders of record of shares of the Company’s Common Stock (“Common Stock”) at the close of business on the Record Date will be entitled to vote at the Meeting and at any adjournment or postponement of the Meeting. There were 34,760,776 shares of the Company’s Common Stock, no par value, issued and outstanding on the Record Date, held by approximately 3,661 holders of record. There are no other classes of shares of the Company’s capital stock outstanding.

Each holder of Common Stock will be entitled to one (1) vote, in person or by proxy, for each share of Common Stock standing in the holder’s name on the books of the Company as of the Record Date on any matter submitted to the vote of the shareholders.

Quorum

The required quorum for the transaction of business at the Meeting is a majority of the total outstanding shares of Common Stock entitled to vote at the Meeting, either present in person or represented by proxy. Abstentions will be included in determining the number of shares present at the Meeting for the purpose of determining the presence of a quorum.

Broker Authority to Vote

Under the rules of the National Association of Securities Dealers, Inc., member brokers generally may not vote shares held by them in street name for customers unless they are permitted to do so under the rules of any national securities exchange of which they are a member. Under the rules of the New York Stock Exchange, Inc. (“NYSE”), a member broker who holds shares in street name for customers has the authority to vote on certain “routine” proposals if it has transmitted proxy soliciting materials to the beneficial owner but has not received instructions from that owner. NYSE rules permit member brokers that do not receive instructions from their customers, to vote on proposal number 2 as discussed above in their discretion. NYSE member brokers will not be permitted to vote on proposal numbers 1 or 3 unless they receive instructions from their customers.

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Vote Required to Approve the Proposals

The following chart sets forth the required vote to approve each proposal to be considered and voted upon at the Meeting, and the effect of “Withhold” votes, abstentions, and broker non-votes.

Proposal	Required Vote	Effect of “Withhold” Votes, Abstentions, Broker Non-Votes
Proposal 1—Election of Directors	Affirmative vote of a plurality of the shares of Common Stock present in person or by proxy and entitled to vote.	“Withhold” votes will have the effect of a vote AGAINST the election of directors. Broker non-votes will have no effect on the voting for the election of directors.
Proposal 2—Ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015.	Affirmative vote of a majority of the shares of Common Stock represented and voting on the matter.	Abstentions and broker non-votes will have no effect in calculating the votes on this matter.
Proposal 3—Proposal relating to an Advisory (Non-Binding) Vote on Executive Compensation	Affirmative vote of a majority of the shares of Common Stock represented and voting on the matter.	Abstentions and broker non-votes will have no effect in calculating the votes on this matter.

Additional information regarding each of these proposals is provided in the section titled DISCUSSION OF PROPOSALS RECOMMENDED BY THE BOARD OF DIRECTORS (for Proposals 1 through 3 above).

The following is the Board’s recommendation with respect to each of the proposals to be considered and voted upon at the Meeting:

Proposal 1—The Board recommends a vote “FOR” the election of all nominees as directors.

Proposal 2—The Board recommends a vote “FOR” ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015.

Proposal 3—The Board recommends a vote “FOR” the compensation of the Company’s named executive officers.

It is not anticipated that any matters will be presented at the Meeting other than as set forth in the accompanying Notice of the Meeting and this Proxy Statement. If any other matters are presented properly at the Meeting, however, the proxy will be voted by the proxy holders in accordance with the recommendations of the Board.

Voting

You may vote by internet, telephone or by mail, as set forth in the voting instructions or proxy card that is provided to you.

Voting by Internet or Telephone. Voting by internet or telephone is fast and convenient and your vote is immediately confirmed and tabulated. The internet and telephone voting procedures are designed to authenticate votes cast by use of a personal identification number which is provided with your voting instructions. These procedures allow shareholders to appoint a proxy to vote their shares and to confirm that their instructions have been properly recorded. If you vote by internet or telephone, you do not have to mail in a proxy card, but your vote must be received by the voting deadline set forth in your voting instructions.

Voting by Mail. If you wish to vote by mail, you may request a paper copy of these materials which will include a proxy card. If you vote by proxy card, be sure to complete, sign, date and mail your proxy card in the accompanying postage-prepaid envelope by the voting deadline set forth on the proxy card.

If your shares are held by a bank, broker or other nominee, please follow the instructions provided with your proxy materials to determine if internet or telephone voting is available. If your bank or broker does make internet or telephone voting available, please follow the voting instructions provided by your bank or broker.

If you vote by internet or by telephone, you should not return a proxy card.

Revocability of Proxies

Any shareholder who executes and delivers a proxy has the right to revoke it at any time before it is exercised by filing with the Corporate Secretary of the Company an instrument revoking it or a duly executed proxy bearing a later date. A proxy may also be revoked by attending the Meeting and voting in person at the Meeting. Subject to such revocation, all shares represented by a properly executed proxy received in time for the Meeting will be voted by the proxy holders in accordance with the instructions on the proxy. If your shares are held in street name, you should follow the instructions of your broker, bank or nominee regarding the revocation of proxies.

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Solicitation of Proxies

This solicitation of proxies is made on behalf of the Board and the Company will bear the costs of the preparation of proxy materials and the solicitation of proxies for the Meeting. It is contemplated that proxies will be solicited principally through the mail, but directors, officers and regular employees of the Company or its subsidiary, Central Pacific Bank (the “Bank”), may solicit proxies personally, by telephone, electronically or by other means of communication. Although there is no formal agreement to do so, the Company may reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses in forwarding these proxy materials to beneficial owners.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on April 24, 2015.

The Company’s Proxy Statement and Annual Report on Form 10-K for the fiscal year ended December 31, 2014 are available free of charge at https://www.centralpacificbank.com/2015proxy and at https://www.proxyvote.com.

In addition, the Company will provide without charge, upon the written request of any shareholder, a copy of the Company’s Annual Report on Form 10-K, including the financial statements and the financial statement schedules, required to be filed with the United States Securities and Exchange Commission (the “SEC”) for the fiscal year ended December 31, 2014. Requests should be directed to Central Pacific Financial Corp., Attn: Investor Relations, P.O. Box 3590, Honolulu, Hawaii 96811 or to https://www.proxyvote.com.

The Company will also deliver promptly upon written or oral request a separate copy of the Company’s Annual Report on Form 10-K and the Company’s Proxy Statement, to any shareholder who shares an address with other shareholders and where only one (1) set of materials were sent to that address to be shared by all shareholders at that address.

We are furnishing materials to our shareholders primarily via the internet instead of mailing printed copies of those materials to our shareholder. By doing so, we save costs and reduce the environmental impact of the Meeting. On March 6, 2015 , the Company mailed a Notice of Internet Availability of Proxy Materials (“Notice”) to shareholders. The Notice contains instructions about how to access our proxy materials and vote online or by telephone. If you would like to receive a paper copy of our proxy materials, please follow the instructions included in the Notice.

Principal Shareholders

Based on filings made under Section 13(d) and Section 13(g) of the United States Securities Exchange Act of 1934, as amended (the “Exchange Act”), as of February 24, 2015, the following were the only persons known to management of the Company to beneficially own more than five percent (5%) of the Company’s outstanding Common Stock:

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
ACMO-CPF, L.L.C. (1) c/o Anchorage Advisors, L.L.C. 610 Broadway, 6th Floor New York, New York 10012	8,072,006	23.2%
Carlyle Financial Services Harbor, L.P. (2) c/o The Carlyle Group 520 Madison Avenue New York, New York 10022	8,072,006	23.2%
BlackRock, Inc. (3) 55 East 52nd Street New York, New York 10022	2,199,843	6.3%
The Vanguard Group (4) 100 Vanguard Blvd. Malvern, Pennsylvania 19355	1,810,244	5.2%

(1)          Based on a Schedule 13D, Amendment No. 3, filed by Anchorage Capital Group, L.L.C. with the SEC on April 9, 2014, wherein Anchorage Advisors Management, L.L.C., Anchorage Capital Group, L.L.C., Anthony L. Davis and Kevin M. Ulrich, all share voting and dispositive power as to the 8,072,006 shares of Company Common Stock.

(2)          Based on a Schedule 13D, Amendment No. 2 filed by Carlyle with the SEC on February 26, 2014. Carlyle Harbor is the record holder of 8,072,006 shares of Common Stock and shares voting and investment power with the following entities: Carlyle Group Management L.L.C. is the general partner of The Carlyle Group L.P., which is a publicly traded entity listed on NASDAQ. The Carlyle Group L.P. is the managing member of Carlyle Holdings II GP L.L.C., which is the general partner of Carlyle Holdings II L.P., which is the general partner of TC Group Cayman Investment Holdings, L.P., which is the general partner of TC Group Cayman Investment Holdings Sub L.P., which is the sole shareholder of Carlyle Financial Services, Ltd., which is the general partner of TCG Financial Services, L.P., which is the general partner of Carlyle Harbor.

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(3)          Pursuant to Schedule 13G filed by BlackRock, Inc. with the SEC on February 2, 2015, wherein BlackRock, Inc. reported sole voting power as to 2,154,873 shares of Company Common Stock, and sole dispositive power as to 2,199,843 shares of Company Common Stock.

(4)          Pursuant to Schedule 13G filed by The Vanguard Group with the SEC on February 10, 2015, wherein The Vanguard Group reported sole voting power as to 27,437 shares of Company Common Stock, sole dispositive power as to 1,784,407 shares of Company Common Stock, and shared dispositive power as to 25,837 shares of Company Common Stock.

Security Ownership of Directors, Nominees and Executive Officers

The following table sets forth certain information regarding beneficial ownership of Common Stock by each of the current directors, nominees, and the Named Executive Officers (as defined under “COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS—COMPENSATION DISCUSSION AND ANALYSIS”), as well as all directors and executive officers as a group, as of the close of business on February 24, 2015. Unless otherwise noted, the address of each person is c/o Central Pacific Financial Corp., 220 South King Street, Honolulu, Hawaii 96813.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)		Percent of Class(2)
Directors and Nominees
Alvaro J. Aguirre	—		—
James F. Burr	—		—
Christine H. H. Camp	113,208	(3)	*
John C. Dean	265,362	(4)	*
Earl E. Fry	52,432	(5)	*
Paul J. Kosasa	115,989	(6)	*
Duane K. Kurisu	13,812	(7)	*
Colbert M. Matsumoto	387,720	(8)	1.1%
Crystal K. Rose	36,220	(9)	*
Named Executive Officers
Denis K. Isono	65,336	(10)	*
Lance A. Mizumoto	48,613	(11)	*
A. Catherine Ngo	94,888	(12)	*
Raymond W. Wilson	35,997	(13)	*
All Directors and Executive Officers as a Group (18 persons)	1,279,823		3.7%

(*)	Less than one percent (1%).

(1)	Except as otherwise noted below, each person has sole voting and investment powers with respect to the shares listed. The numbers shown include the shares actually owned as of February 24, 2015 and, in accordance with Rule 13d-3 under the Exchange Act, any shares of Common Stock that the person has the right or will have the right to acquire within sixty (60) days of February 24, 2015. For restricted stock awards which have not vested, individuals have voting power with respect to such shares but no investment power.

(2)	In computing the percentage of shares beneficially owned by each person or group of persons named above, any shares which the person (or group) has a right to acquire within sixty (60) days after February 24, 2015 are deemed outstanding for the purpose of computing the percentage of Common Stock beneficially owned by that person (or group) but are not deemed outstanding for the purpose of computing the percentage of shares beneficially owned by any other person.

(3)	103,196 shares of Common Stock are held by Ms. Camp as trustee of the Christine Camp Revocable Trust. 6,112 shares of Common Stock are directly held by Ms. Camp. 2,619 shares of Common Stock are held for Ms. Camp’s account and benefit under the Company’s Directors’ Deferred Compensation Plan. 1,065 shares of Common Stock are held in Ms. Camp’s Simplified Employee Pension Plan Individual Retirement Account. 216 shares of Common Stock are those Ms. Camp has a right to acquire by exercise of stock options vested pursuant to the Company’s 2004 Stock Compensation Plan.

(4)	100,000 shares of Common Stock are held in Mr. Dean’s Roth Converted IRA account. 92,764 shares of Common Stock are held by Mr. Dean and his wife as co-trustees of The Dean Revocable Trust and they share voting and investment powers. 50,813 shares of Common Stock are those Mr. Dean has a right to acquire by exercise of stock options vested pursuant to the Company’s 2004 Stock Compensation Plan. 4,627 shares of Common Stock are held by Startup Capital Ventures, LP of which Mr. Dean is a Managing General Partner and shares voting power with other partners. 3,188 shares of Common Stock are held by SCV Management Co, LLC, of which Mr. Dean is a Managing Member. On March 2, 2015, 2,324 Restricted Stock Units and 6,136 Performance Share Units will vest under the executive Annual Long Term Equity Grant Program and pursuant to the Company’s 2004 Stock Compensation Plan; and 1,824 Restricted Stock Units and 3,686 Performance Share Units will vest under same program, and pursuant to the Company’s 2013 Stock Compensation Plan, and Mr. Dean intends to take such units in shares net of taxes, and to hold title to such shares in The Dean Revocable Trust of which Mr. Dean and his wife are co-trustees and share voting and investment powers.

(5)	50,250 shares of Common Stock are held in the Fry Family Trust of which Mr. Fry and his wife are co-trustees and they share voting and investment power. 1,715 shares of Common Stock are held for Mr. Fry’s account and benefit under the Company’s Directors’ Deferred Compensation Plan. 251 shares of Common Stock are directly held by Mr. Fry. 216 shares of Common Stock are those Mr. Fry has a right to acquire by exercise of stock options vested pursuant to the Company’s 2004 Stock Compensation Plan.

(6)	114,850 shares of Common Stock are directly held by Mr. Kosasa. 923 shares of Common Stock are held jointly by Mr. Kosasa and his wife and they share voting and investment powers. 216 shares of Common Stock are those Mr. Kosasa has a right to acquire by exercise of stock options vested pursuant to the Company’s 2004 Stock Compensation Plan.

(7)	13,812 shares of Common Stock are directly held by Mr. Kurisu.

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(8)	350,000 shares of Common Stock are held by Tradewind Capital Group, Inc. of which Mr. Matsumoto is President and a Director. 9,500 shares of Common Stock are held by Island Insurance Foundation of which Mr. Matsumoto is Vice President and a Director. Mr. Matsumoto shares voting and investment powers over the shares held by Tradewind Capital Group Inc., and Island Insurance Foundation, but disclaims beneficial ownership of such shares. 26,280 shares of Common Stock are held for Mr. Matsumoto’s account and benefit under the Company’s Directors’ Deferred Compensation Plan. 1,003 shares of Common Stock are directly held by Mr. Matsumoto. 721 shares of Common Stock are held jointly by Mr. Matsumoto and his wife and they share voting and investment powers. 216 shares of Common Stock are those Mr. Matsumoto has the right to acquire by exercise of stock options vested pursuant the Company’s 2004 Stock Compensation Plan.

(9)	27,239 shares of Common Stock are held jointly by Ms. Rose and her husband and they share voting and investment powers. 8,535 shares of Common Stock are held for Ms. Rose’s account and benefit under the Company’s Directors’ Deferred Compensation Plan. 230 shares of Common Stock are held by Ms. Rose as trustee of her pension plan. 216 shares of Common Stock are those Ms. Rose has a right to acquire by exercise of stock options vested pursuant to the Company’s 2004 Stock Compensation Plan.

(10)	32,949 shares of Common Stock are held jointly by Mr. Isono and his wife and they share voting and investment powers. 16,597 shares of Common Stock are those Mr. Isono has a right to acquire by exercise of stock options vested pursuant to the Company’s 2004 Stock Compensation Plan. 5,886 shares of Common Stock are held by Central Pacific Bank Foundation, of which Mr. Isono is Chairman and President. 2,078 shares of Common Stock are those Mr. Isono has a right to acquire by exercise of stock appreciation rights pursuant to the Company’s 2004 Stock Compensation Plan. 261 shares of Common Stock are held under Mr. Isono’s account under the Central Pacific Bank 401(k) Retirement Savings Plan. On March 2, 2015, 1,258 Restricted Stock Units and 3,323 Performance Share Units will vest under the executive Annual Long Term Equity Grant Program and pursuant to the Company’s 2004 Stock Compensation Plan; and 988 Restricted Stock Units and 1,996 Performance Share Units will vest under the same program and pursuant to the Company’s 2013 Stock Compensation Plan, and Mr. Isono intends to take such units in shares net of taxes, and to hold title to such shares jointly with his wife with shared voting and investment powers.

(11)	21,069 shares of Common Stock are those Mr. Mizumoto has a right to acquire by exercise of stock options vested pursuant to the Company’s 2004 Stock Compensation Plan. 19,906 shares of Common Stock are directly held by Mr. Mizumoto. 73 shares of Common Stock are those Mr. Mizumoto has a right to acquire by the exercise of stock appreciation rights. On March 2, 2015, 1,258 Restricted Stock Units and 3,323 Performance Share Units will vest under the executive Annual Long Term Equity Grant Program and pursuant to the Company’s 2004 Stock Compensation Plan; and 988 Restricted Stock Units and 1,996 Performance Share Units will vest under the same program and pursuant to the Company’s 2004 Stock Compensation Plan, and Mr. Mizumoto intends to take such units in shares net of taxes, and to hold title to such shares directly by Mr. Mizumoto.

(12)	57,304 shares of Common Stock are held by the Hines & Ngo 2000 Family Trust of which Ms. Ngo and her husband are co-trustees and in which they share voting and investment powers. 16,597 shares of Common Stock are those Ms. Ngo has a right to acquire by exercise of stock options vested pursuant to the Company’s 2004 Stock Compensation Plan. 5,886 shares of Common Stock are held by Central Pacific Bank Foundation, of which Ms. Ngo is a Director and Vice President. 4,627 shares of Common Stock are held by Startup Capital Ventures, LP of which Ms. Ngo is a General Partner. 3,188 shares of Common Stock are held by SCV Management Co, LLC, of which Ms. Ngo is a Managing Member. On March 2, 2015, 1,212 Restricted Stock Units and 3,200 Performance Share Units will vest under the executive Annual Long Term Equity Grant Program and pursuant to the Company’s 2004 Stock Compensation Plan; and 952 Restricted Stock Units and 1,922 Performance Share Units will vest under the same program and pursuant to the Company’s 2013 Stock Compensation Plan, and Ms. Ngo intends to take such units in shares, and to hold title to such shares in the Hines & Ngo 2000 Family Trust of which Ms. Ngo and her husband are co-trustees and share voting and investment powers.

(13)	16,693 shares of Common Stock are those Mr. Wilson has a right to acquire by exercise of stock options vested pursuant to the Company’s 2004 Stock Compensation Plan. 9,018 shares of Common Stock are held jointly by Mr. Wilson and his wife and they share voting and investment powers. 3,000 shares of Common Stock are directly held by Mr. Wilson in an IRA account. On March 2, 2015, 1,212 Restricted Stock Units and 3,200 Performance Share Units will vest under the executive Annual Long Term Equity Grant Program and pursuant to the Company’s 2004 Stock Compensation Plan; and 952 Restricted Stock Units and 1,922 Performance Share Units will vest under the same program and pursuant to the Company’s 2013 Stock Compensation Plan, and Mr. Wilson intends to take such units in shares net of taxes, and to hold title to such shares jointly with his wife with shared voting and investment powers.

Section 16(a) Beneficial Ownership Reporting Compliance

The Company’s directors, executive officers and the beneficial holders of more than ten percent (10%) of the Common Stock are required to file certain reports with the SEC regarding the amount of and changes in their beneficial ownership of the Company’s Common Stock. Based on its review of copies of those reports, the Company is required to disclose known failures to file required forms, or failures to timely file required reports during the previous year. To the best knowledge of the Company, there were no failures to file or timely file such required reports during year 2014 by any person who was at any time during year 2014 a director, officer, beneficial owner of more than 10% of the Common Stock, or any other person subject to Section 16 of the Exchange Act with respect to the Company, provided, however that there was a late Form 4 filing related to Company dividends being reinvested to purchase additional Company Common Stock during year 2013 by Director Christine H.H. Camp pursuant to her personal dividend reinvestment plan, which resulted in aggregate purchases of nine (9) shares of Company Common Stock by Ms. Camp in 2013.

ELECTION OF DIRECTORS

The Company currently has nine (9) directors: Alvaro J. Aguirre, James F. Burr, Christine H. H. Camp, John C. Dean, Earl E. Fry, Paul J. Kosasa, Duane K. Kurisu, Colbert M. Matsumoto and Crystal K. Rose, all of whom are also nominees for directors. The term of all directors expires at the Meeting. Accordingly, there are nine (9) directors to be elected at the Meeting to serve one-year terms expiring at the 2016 Annual Meeting of Shareholders and until their respective successors are elected and have qualified, subject to the earlier of their death, resignation, retirement, disqualification or removal from office.

All nominees have indicated their willingness to serve and unless otherwise instructed, proxies will be voted for all of the nominees. However, in the event that any of them should be unable to serve, the proxy holders named on the proxy card will vote in their discretion for such persons as the Board may recommend.

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There are no family relationships among directors or executive officers of the Company, and, as of the date hereof, no directorships are held by any director or director nominee with a company with a class of securities registered pursuant to Section 12 of the Exchange Act, or subject to the requirements of Section 15(d) of the Exchange Act or any company registered as an investment company under the Investment Company Act of 1940, except for director Crystal K. Rose, who is a director of Hawaiian Holdings, Inc. (NASDAQ ticker “HA”).

On February 18, 2011, we completed a private placement of our shares with investments from affiliates of each of Carlyle Financial Services Harbor, L.P. (“Carlyle”) and Anchorage Advisors, L.L.C. (“Anchorage”) (collectively, the “Lead Investors”) pursuant to investment agreements with each of the Lead Investors (the “Investment Agreements”). Pursuant to the terms of the Investment Agreements, and so long as such Lead Investor owns at least ten percent (10%) of our outstanding Common Stock, we agreed to nominate a designee of such Lead Investor to serve on our Company’s Board and our Bank’s Board. Currently, Mr. Alvaro J. Aguirre is serving as the director designee of Anchorage and Mr. James F. Burr is serving as the director designee of Carlyle.

The Board recommends a vote “FOR” each of the Board nominees for director.

DIRECTORS’ AND EXECUTIVE OFFICERS’ INFORMATION

The following table sets forth certain information with respect to each of the nominees, continuing directors, and executive officers. The term of each director expires at the Meeting.

Name	Principal Occupation for the Past Five Years	Age	First Year Elected or Appointed as Officer or Director of the Company(1)
Nominees
AGUIRRE, Alvaro J.	Chairman of the Board and member of the Compensation Committee, Select Staffing (2014-present) (temporary staffing); Chairman of the Board and member of the Audit and Compensation Committees, Cygnus Business Media (2009—present) (business-to-business media); Lead Director and member of the Compensation Committee, Advanstar Global, LLC (2011-2014) (trade shows)	48	2011

BURR, James F.	Managing Director, Global Financial Services Group, The Carlyle Group (2008—present) (investment)	49	2011

CAMP, Christine H. H.	President and Chief Executive Officer, Avalon Group, LLC (2002—present) (real estate consulting); Managing Director, Avalon Development Company, LLC (1999—present) (real estate development)	48	2004

DEAN, John C.	Chairman of the Board and Chief Executive Officer, Central Pacific Financial Corp. and Central Pacific Bank (6/1/2014-present); President and Chief Executive Officer, Central Pacific Financial Corp. and Central Pacific Bank (4/20/2011—5/31/2014); Executive Chairman, Central Pacific Financial Corp. and Central Pacific Bank (6/2010 - 4/19/2011); Managing General Partner, Startup Capital Ventures, L.P. (2005—present) (investment); Managing Member, SCV Management Co, LLC (2005—present) (investment); Managing Director, Tuputele Ventures Fund (2003—present) (investment)	67	2010

FRY, Earl E.	Chief Customer Officer and Executive Vice President, Operations Strategy, Informatica Corporation (11/2014 – present) (technology); Chief Financial Officer, Chief Administrative Officer and Executive Vice President of Global Customer Support and Services, Informatica Corporation (2010—10/2014) (technology)	56	2005

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Name	Principal Occupation for the Past Five Years	Age	First Year Elected or Appointed as Officer or Director of the Company(1)
KOSASA, Paul J.	President and Chief Executive Officer, MNS, Ltd., dba ABC Stores (1999—present) (retail)	57	2002

KURISU, Duane K.(2)	Chairman of the Board and Chief Executive Officer, aio, LLC, dba aio Group (2002—present) (media/sports/food/real estate/investment)	61	2004

MATSUMOTO, Colbert M.	Chairman of the Board and President, Island Holdings, Inc. (2010—present) (insurance/investment); Executive Chairman, Island Insurance Company, Ltd. (1999—present) (insurance); President, Tradewind Capital Group, Inc. (2006—present) (investment/asset management)	62	2004

ROSE, Crystal K., J.D.	Partner, Bays Lung Rose Holma (1989—present) (law); Lead Independent Director, Central Pacific Financial Corp. and Central Pacific Bank (6/1/2014-present); Chairman of the Board, Central Pacific Financial Corp. and Central Pacific Bank (4/20/2011—5/31/2014)	57	2005

Executive Officers(3)
MIZUMOTO, Lance A.	President, Chief Banking Officer, Central Pacific Financial Corp. and Central Pacific Bank (6/1/2014 – present); Executive Vice President, Chief Banking Officer, Central Pacific Financial Corp. and Central Pacific Bank (4/2/2012 — 5/31/2014); Executive Vice President, Commercial Markets Group Manager, Central Pacific Financial Corp. and Central Pacific Bank (3/11/2011 - 4/1/2012); Executive Vice President, Commercial Markets Group Manager, Central Pacific Bank (10/1/2009 - 3/10/2011)	56	2011

NGO, A. Catherine	President, Chief Operating Officer, Central Pacific Financial Corp. and Central Pacific Bank (6/1/2014 – present); Executive Vice President, Chief Administrative Officer, Central Pacific Financial Corp. and Central Pacific Bank (11/23/2010 —5/31/2014); General Partner, Startup Capital Ventures, L.P. (2005—present) (investment); Managing Member, SCV Management Co, LLC (2005—present)(investment)	54	2010

HUDSON, David W.	Executive Vice President, Community Banking Division Manager, Central Pacific Financial Corp. and Central Pacific Bank (3/11/2011—present); Senior Vice President, Community Banking Division Manager, Central Pacific Bank (5/2009 - 3/10/2011)	56	2011

ISONO, Denis K.	Executive Vice President, Chief Financial Officer, Central Pacific Financial Corp. and Central Pacific Bank (10/1/2011—present); Executive Vice President, Chief Operations Officer, Central Pacific Financial Corp. and Central Pacific Bank (10/13/2009 - 9/30/2011)	63	2002

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Name	Principal Occupation for the Past Five Years	Age	First Year Elected or Appointed as Officer or Director of the Company(1)
MORIWAKI, Lee Y..	Executive Vice President, Chief Information Officer, Central Pacific Financial Corp. and Central Pacific Bank (2/1/2015-present); Senior Vice President and Manager, Loan and Deposit Operations, Central Pacific Bank (7/1/2014-1/31/15); Senior Vice President, D+H Project Director, Central Pacific Bank (6/1/2013-6/30/2014); Senior Vice President, Loan Operations Division Manager, Central Pacific Bank (2/1/2012-5/31/2013); Senior Vice President and Manager, Business & Operations Information Management, Central Pacific Bank (7/18/2011-1/31/2012); Senior Executive Vice President, Mortgage Banking, Bank of Hawaii (2007-2011) (banking)	56	2015

WILSON, Raymond W.	Executive Vice President, Chief Risk Officer, Central Pacific Financial Corp. and Central Pacific Bank (6/1/2014 – present); Executive Vice President, Chief Credit Officer, Central Pacific Financial Corp. and Central Pacific Bank (2/16/2011 —5/31/2014); Executive Vice President, Special Credits, Central Pacific Bank (6/2010 - 2/15/2011); Chief Financial Officer, Gryphon Gold Corporation (11/2009 - 5/2010, appointed Chief Financial Officer 1/1/2010) (minerals)	57	2011

FOLEY, Patricia L.	Senior Vice President, Division Manager, Human Resources, Central Pacific Financial Corp. and Central Pacific Bank (6/1/2014 - present); Senior Vice President, Division Manager, Human Resources, Central Pacific Bank (1/1/2014 - 5/31/2014); Senior Vice President, Human Resources Manager, Central Pacific Bank, (11/16/2010 - 12/31/2013); Vice President, Director Human Resource Operations, (7/1/2008 - 11/15/2010), Central Pacific Bank	56	2014

KIRIHARA, Wayne H.	Senior Vice President, Chief Marketing Officer, Central Pacific Financial Corp. and Central Pacific Bank (6/1/2014 - present); Senior Vice President, Chief Marketing Officer, Central Pacific Bank (3/2010 – 5/31/2014); Senior Vice President, Manager, Alternative & Future Delivery Channels, Central Pacific Bank (9/2007 - 3/2010)	60	2014

MARTINES, Arnold D.	Senior Vice President, Commercial Real Estate Lending Division Manager, Central Pacific Financial Corp. and Central Pacific Bank (6/1/2014-present); Senior Vice President, Commercial Real Estate Lending Division Manager, Central Pacific Bank (3/1/2011 – 5/31/2014); Senior Vice President, Chief Credit Administrator, Central Pacific Bank (12/1/2008 – 2/28/2011)	50	2014

(1)	All directors of the Company are also directors of the Bank. Mr. Aguirre and Mr. Burr have been directors of the Bank since 2011. Ms. Camp, Mr. Matsumoto, Mr. Kurisu and Ms. Rose have been directors of the Bank since 2004. Mr. Dean has been a director of the Bank since 2010. Mr. Fry has been a director of the Bank since 2005. Mr. Kosasa has been a director of the Bank since 1994.

(2)	Mr. Kurisu also served as a director of the Company from September 2004 to May 2008. On January 25, 2012, Mr. Kurisu was reappointed to the Company’s Board.

(3)	The following includes information regarding all the executive officers, except for Mr. Dean (Chief Executive Officer) whose information is included in this table under the section heading “Nominees”.

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Director and Nominee Background and Experience

Alvaro J. Aguirre—Mr. Aguirre was appointed as a director of the Company effective February 24, 2011, as a designee of Anchorage pursuant to its Investment Agreement with the Company and is being nominated to continue as a director in accordance with the requirements of that Investment Agreement. Mr. Aguirre is a member of the Company’s Compensation Committee and Governance Committee. Mr. Aguirre has broad experience acquired through senior executive operating roles, as well as senior principal and advisory positions on Wall Street. Mr. Aguirre served as Chief Financial Officer and member of the Board of Directors for TV Filme Inc., a Brazilian wireless cable investment of private equity firm Warburg Pincus LLC, where he directed the company through a successful initial public offering. Mr. Aguirre has also served in senior management roles at several other media and technology businesses where he was instrumental in shaping strategy, driving growth and achieving successful financings and exits. Mr. Aguirre gained principal investing, capital markets, corporate finance and advisory experience as a managing director and partner at Warburg Pincus LLC, as an investment banker at Morgan Stanley and as a corporate finance attorney at Sullivan & Cromwell LLP. Mr. Aguirre currently serves as Chairman of the Board and member of the Compensation Committee of Select Staffing, a company primarily engaged in the business of temporary staffing. Mr. Aguirre also serves as Chairman of the Board and member of the Audit and Compensation Committees of Cygnus Business Media, a business-to-business publishing company owned by Goldman Sachs, GE Capital and other financial sponsors. Mr. Aguirre recently served as Lead Director and member of the Compensation Committee of Advanstar Global LLC, a leading business-to-business events, online and publishing platform serving the fashion, life sciences and motorsports industries. Advanstar is owned by Anchorage Capital Group, Ares Management, Veronis Suhler Stevenson and other financial sponsors. As an attorney, banker and private equity investor, risk assessment has been an integral function of Mr. Aguirre’s responsibilities. Mr. Aguirre has had the benefit of working in a variety of industries and geographies and has accumulated a broad set of financial, operating, and talent assessment skills, In terms of experience with the commercial banking industry, specifically, as both a lawyer and investment banker, Mr. Aguirre gained experience working with commercial banks in Latin America in connection with financings and U.S. reporting obligations. Mr. Aguirre has also served in various not for profit capacities, including as Chairman of the Town of Tiburon Planning Commission, and, currently, as a Director for Father Joe’s Villages, the leading organization attending the needs of the homeless in San Diego. Mr. Aguirre’s business, management and financial background, and skill and experience with operating companies, makes him a valuable resource to the Board.

James F. Burr—Mr. Burr was appointed as a director of the Company effective February 24, 2011, as a designee of Carlyle pursuant to its Investment Agreement with the Company and is being nominated to continue as a director in accordance with the requirements of that Investment Agreement. Mr. Burr has over twenty-six (26) years of financial and banking experience. Before joining Carlyle, Mr. Burr served in several senior and executive positions at Wachovia Bank, including Corporate Treasurer, Assistant Treasurer, Controller of the Corporate and Investment Bank, Product Controller of Treasury/Balance Sheet Management and Structured Products and Mortgage Analyst. Mr. Burr is a Certified Public Accountant (inactive), and spent three (3) years as an auditor at Ernst & Whinney (now known as Ernst & Young). Mr. Burr serves as a Director of the Bank of Hampton Roads, which is principally located in Virginia. Mr. Burr’s strong banking and financial experience, as well as his accounting background, provides the Board with a knowledgeable, experienced resource on management of a financial institution.

Christine H. H. Camp—Ms. Camp has over twenty-five (25) years experience in real estate, and her company Avalon Group, LLC, is a full service real estate company which provides detailed financial and market analysis to a wide range of investors involved in various real estate transactions and development scenarios, and also real estate brokerage, market and financial consulting. Ms. Camp is also engaged in real estate development through her company Avalon Development Company, LLC. Prior to establishing Avalon Group, Ms. Camp was Vice President of Development at A&B Properties, Inc., a subsidiary of Alexander & Baldwin, Inc. (a publicly traded company listed on the NYSE), and was in charge of that company’s real estate development and investment acquisition activities. Ms. Camp also was the Senior Project Coordinator of Planning and Engineering at Castle & Cooke Properties, Inc., where she handled site acquisition and development of non-company owned properties. Ms. Camp’s real estate, financial, and public company knowledge and experience gained from her prior and current positions, makes her a valuable resource to the Board and management in many areas, but particularly in connection with the Company’s real estate lending and other real estate related activities, to include the evaluation of real estate related risks, investments, opportunities, and asset management oversight.

John C. Dean—Since June 1, 2014, Mr. Dean has served as Chief Executive Officer and Chairman of the Board of the Company and the Bank. From April 20, 2011 through May 31, 2014, Mr. Dean served as President and Chief Executive Officer, and a Director, of the Company and the Bank. From June 2010 through April 19, 2011, Mr. Dean served as the Executive Chairman and a Director of the Company and the Bank. Previously, Mr. Dean has served in various capacities in the banking industry for thirty-two (32) years, including as the Chief Executive Officer and Chairman of the Board of Silicon Valley Bancshares and Silicon Valley Bank, the President and Chief Executive Officer of Pacific First Bank, the Chairman of the Board and Chief Executive Officer of First Interstate Bank of Washington, the Chairman of the Board and Chief Executive Officer of First Interstate Bank of Oklahoma, and President and Chief Executive Officer of First Interstate System, Inc. Since 2005, Mr. Dean has been the managing general partner of Startup Capital Ventures, L.P., a venture capital firm and managing member of SCV Management Co, LLC, and since 2003 he has served as managing director of Tuputele Ventures Fund, a small private equity firm investing in early-stage technology companies and venture capital funds. Mr. Dean is a graduate of the Wharton School of the University of Pennsylvania, with an MBA in Finance, and currently serves as an advisor to the board of the Wharton School. Mr. Dean’s extensive experience in leading financial institutions through difficult times and his overall management expertise makes him a valuable contributor to the Board and the overall success of the Company.

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Earl E. Fry—For fifteen (15) years, Mr. Fry served as Chief Financial Officer of Informatica Corporation (a publicly traded company listed on NASDAQ), a company which provides data integration software and services and which has reported annual revenue in excess of $1 billion. During his tenure as Chief Financial Officer of Informatica Corporation, Mr. Fry has effected, among other things, numerous major capital and financial transactions, to include credit lines, equity offerings, convertible rate issuances, stock/bond buyback plans, over fifteen (15) technology acquisitions, and he established development and support centers in Bangalore, India, Dublin, Ireland, and Tel Aviv, Israel, and he also established Informatica’s enterprise risk management program. Mr. Fry currently oversees and manages the Global Customer Support and Consulting Services areas of Informatica Corporation representing over half of Informatica’s revenue. Prior to joining Informatica Corporation, Mr. Fry was Chief Financial Officer of Omnicell Technologies, Inc. (a publicly traded company listed on NASDAQ) for four (4) years, Chief Financial Officer of C.ATS Software, Inc. for two (2) years, Chief Financial Officer of Weitek Corporation for three (3) years, and he also served at other technology companies in various finance and other capacities. Mr. Fry began his professional career at Ernst & Whinney, CPAs (now known as Ernst & Young), where he held the position of Senior Auditor. Mr. Fry is a graduate of the Stanford Graduate School of Business. Mr. Fry was voted Software Chief Financial Officer of the Year by Institutional Investor in 2010, 2011, 2012, 2013 and 2014. Mr. Fry brings extensive finance, public company, and auditing knowledge and experience to the Board and Company and therefore is highly qualified to Chair the Company’s and Bank’s Audit Committees.

Paul J. Kosasa—Mr. Kosasa has been President and Chief Executive Officer of MNS Ltd., doing business and more commonly known as ABC Stores, for the past sixteen (16) years, and has been with ABC Stores for thirty-five (35) years. As President and Chief Executive Officer of ABC Stores, Mr. Kosasa oversees a Hawaii-based retail convenience store operation with a major presence in Waikiki and other tourist locations throughout the Hawaiian Islands, as well as in other locations outside of Hawaii, such as Guam, Saipan, and Las Vegas, Nevada. As President and Chief Executive Officer of a sizable retail store chain which primarily serves the tourist industry, one of the largest industries in Hawaii, Mr. Kosasa provides the Board and Company with significant business and management knowledge and experience in all aspects of a business operation, which includes business strategy and planning, financial management and budgeting, employee compensation and benefits, labor, marketing, advertising, and real estate, among other business expertise. In addition, Mr. Kosasa provides a link and close connection to the Hawaii tourism industry, one of Hawaii’s most profitable economic engines, and which provides a valuable source of banking business with respect to Hawaii businesses who support the Hawaii tourism industry, as well as retail customers from outside Hawaii who require or may desire Hawaii banking services.

Duane K. Kurisu—Mr. Kurisu was formerly a director of the Company from September 2004 through May 2008, and was reappointed to the Company’s Board of Directors on January 25, 2012, on recommendation of the Company’s Chief Executive Officer John C. Dean, on recommendation of the Company’s Governance Committee, and with the unanimous approval of the Company’s Board. Mr. Kurisu has served on the Board of Directors of the Bank since September 2004. Mr. Kurisu owns, manages and/or is involved in numerous and varied businesses and industries in Hawaii including, among others: (i) real estate—investment, ownership and management of office buildings, shopping centers and industrial parks in Hawaii; (ii) media—owner and publisher of a number of Hawaii magazines, newspapers and publications, and radio; (iii) sports—professional baseball, sports equipment; and (iv) food—bakery, restaurants, nutraceuticals. Mr. Kurisu is the Chairman of the Board, Chief Executive Officer and owner of aio, LLC, doing business as aio Group, a holding company for brands focused on Hawaii and the Pacific in the areas of media, sports and food. Mr. Kurisu serves on numerous business and charitable Boards and organizations, and he also served as a Regent of the University of Hawaii. Mr. Kurisu is a successful businessman and prominent figure in the Hawaii business community and brings to the Board business acumen, judgment, background and experience, and his knowledge of the Hawaii market and his relationships and connections within the Hawaii market.

Colbert M. Matsumoto— Mr. Matsumoto is the Chairman of the Board and President of Island Holdings, Inc., a corporate holding company, principally involved in insurance and investments. Mr. Matsumoto also is the Executive Chairman of Island Insurance Company, Ltd., Hawaii’s largest locally owned and managed property and casualty insurance company, and has been employed with that company since 1999. Mr. Matsumoto also serves as President and a director of Tradewind Capital Group, Inc., an investment and asset management company. Mr. Matsumoto is an attorney (presently on inactive status) and has been a member of the Hawaii State Bar Association for over thirty-seven (37) years. Mr. Matsumoto’s substantial knowledge and experience, as an attorney, insurance executive, and investment professional, has been instrumental in assisting the Board and management with assessing and managing the Company’s legal and business risks and in corporate and business strategy and planning.

Crystal K. Rose, J.D.—Ms. Rose is a named partner in the law firm of Bays Lung Rose Holma, and has been actively practicing law for thirty-three (33) years, specializing in the areas of real estate, trust and commercial litigation, commercial real estate transactions, trusts and estates, and construction law. Ms. Rose has been a director of Hawaiian Holdings, Inc. (a publicly traded company listed on NASDAQ, and the parent company of Hawaiian Airlines, Inc.) since June 2006, and serves as Chair of the Compensation Committee, and is a member of the Governance and Nominating Committee and the Executive Committee of its Board of Directors. Given the limited number of publicly traded companies in Hawaii, Ms. Rose brings experience as a director of another Hawaii-based publicly traded company. Ms. Rose also brings a wealth of legal and real estate knowledge and experience to the Company’s Board and Bank’s Board, and her professional, leadership, and business skills and expertise are well-suited to her serving since June 1, 2014, as the Company’s and the Bank’s Lead Independent Director and Governance Committee Chair, and before that, from April 20, 2011 through May 31, 2014, serving as the Company’s and Bank’s Board Chair, and in providing guidance with respect to the Company’s and the Bank’s strategic issues, overall business plans and legal matters.

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Executive Officer Background and Experience

Set forth below is information concerning the current executive officers of the Company except for Mr. Dean, for whom information is provided above:

Lance A. Mizumoto—Mr. Mizumoto was appointed President, Chief Banking Officer of the Company and the Bank effective June 1, 2014. Mr. Mizumoto served as Executive Vice President, Chief Banking Officer of the Company and the Bank from April 2, 2012 through May 31, 2014. Mr. Mizumoto has over twenty-eight (28) years of experience in banking. Prior to joining the Bank in 2005, Mr. Mizumoto had been at First Hawaiian Bank for nine (9) years, where he served in numerous managerial positions, to include serving as Senior Vice President and Division Manager for First Hawaiian Bank’s Corporate Hawaii Division and Trade Finance Department, with responsibility for managing and overseeing a portfolio consisting primarily of the top companies in Hawaii. Prior to First Hawaiian Bank, Mr. Mizumoto was employed at Bank of Hawaii for ten (10) years, where he served in various senior line officer positions, with responsibility for substantial sized corporate portfolios. Before Bank of Hawaii, Mr. Mizumoto worked six (6) years for Hawaii-based International Savings & Loan, principally in various lending areas, to include serving as Residential Loan Originations Manager and Secondary Loan Marketing Manager.

A. Catherine Ngo— Ms. Ngo was appointed President, Chief Operating Officer of the Company and the Bank effective June 1, 2014. Ms. Ngo served as Executive Vice President, Chief Administrative Officer of the Company and the Bank from November 23, 2010 through May 31, 2014. Ms. Ngo is an experienced executive who has served in various capacities in the financial industry during the last twenty-two (22) years, including as general partner of Startup Capital Ventures, a venture capital firm, where her responsibilities included: managing relationships with many of the firm’s portfolio companies and assisting companies with operational (financial and legal) issues. Ms. Ngo also had primary oversight for the firm’s finance, reporting and investor relations activities and had a significant role in managing the firm’s China-based portfolio. Ms. Ngo is also managing member of SCV Management Co, LLC. As Chief Operating Officer of Alliant Partners, an investment banking subsidiary of Silicon Valley Bank, Ms. Ngo’s responsibilities included oversight of legal and compliance, finance, marketing, human resources, and information technology functions. As Executive Vice President, General Counsel and Corporate Secretary of Silicon Valley Bancshares and Silicon Valley Bank (“SVB”), Ms. Ngo directed Audit, Credit Review, Collateral Audit, Legal and Loan Operations divisions of SVB with responsibility for over one hundred (100) employees. Chief Executive Officer John C. Dean has worked with Ms. Ngo for the last twenty-two (22) years. For the twelve (12) years preceding her time with Startup Capital Ventures, Ms. Ngo was an executive officer at SVB (where Mr. Dean served as Chief Executive Officer and Chairman of the Board from 1993-2003).

David W. Hudson—Mr. Hudson was appointed Executive Vice President, Community Banking Division Manager of the Bank and the Company, effective March 11, 2011. Prior to his appointment, Mr. Hudson was Senior Vice President, Community Banking Division Manager for the Bank. As Community Banking Division Manager, Mr. Hudson oversees the Bank’s entire branch network throughout the State of Hawaii, to include branches on the islands of Oahu, Hawaii, Maui, and Kauai. Mr. Hudson has more than thirty-one (31) years of experience in the finance industry in Hawaii and California. He started his banking career in corporate, international and commercial real estate lending with Crocker National and First Nationwide banks. More recently, Mr. Hudson’s career has focused on retail and branch banking. Prior to joining the Bank in 2009, Mr. Hudson spent six (6) years as Senior Vice President of the consumer and business banking division of Hawaii-based American Savings Bank. In addition, Mr. Hudson has also served at Honfed Bank and Bank of America in Hawaii and California in various positions from process design executive to consumer region executive.

Denis K. Isono—Mr. Isono was appointed Executive Vice President, Chief Financial Officer of the Company and the Bank effective October 1, 2011. Mr. Isono has over forty two (42) years of banking and financial experience in the Hawaii market. Before joining the Company and the Bank, Mr. Isono was employed by Bank of Hawaii for eighteen (18) years and held various senior management positions to include Executive Vice President, Operations, and Senior Vice President, Controller. Mr. Isono began his banking career at City Bank where he worked for six (6) years. Mr. Isono is a Certified Public Accountant, Certified Management Accountant, Certified Bank Auditor, Certified Internal Auditor, and a graduate of the Stanford University Executive Program and the University of Hawaii Advanced Management Program. Prior to his banking career, Mr. Isono also spent six (6) years with Ernst & Ernst, and held the position of Audit Supervisor.

Lee Y. Moriwaki—Mr. Moriwaki was appointed Executive Vice President, Chief Information Officer (CIO) of the Company and the Bank effective February 1, 2015. As CIO, Mr. Moriwaki is responsible for the Company-wide strategic direction and management of technology and Bank operations, which includes managing computer and network operations, loan and deposit operations, and the Bank’s customer service center. Mr. Moriwaki has been with the Bank since 2011 and has more than thirty (30) years of experience in the banking industry. He has a diverse background in retail banking, retail brokerage, finance, investments, operations and information technology. He previously served as the Bank’s Senior Vice President and Manager, Loan and Deposit Operations. Prior to joining the Bank, Mr. Moriwaki served as Senior Executive Vice President and a Managing Committee Member at Bank of Hawaii where he began his banking career in 1981. His management experience includes mortgage and consumer lending, bank operations and call center, electronic banking, investment services and trust, treasury and finance and computer operations and programming. Mr. Moriwaki has been instrumental in streamlining and improving processes in the Bank’s Loan Operations Division. He has experience managing

11

multiple divisions and also has experience in systems integration, including following the merger between Bank of Hawaii and Hawaiian Trust Company where he led the team responsible for integrating the two firm’s data centers and computer systems. Mr. Moriwaki has a Bachelor of Science degree in Management Science from the Massachusetts Institute of Technology and a MBA in Finance from the University of Hawaii at Manoa.

Raymond William (“Bill”) Wilson— Mr. Wilson was appointed Executive Vice President, Chief Risk Officer of the Company and the Bank effective June 1, 2014. Mr. Wilson served as Executive Vice President, Chief Credit Officer of the Company and the Bank from February 16, 2011 through May 31, 2014. Mr. Wilson joined the Bank in June of 2010 as Executive Vice President, Special Credits, with fifteen (15) years of U.S. and international experience in credit risk management in public and private companies, as well as fourteen (14) years of credit and lending experience at Westpac Banking Corporation (“Westpac”), a major international financial institution, where he served in various capacities from 1980 to 1994. After leaving Westpac, Mr. Wilson co-founded Drexel Oceania, an international merchant bank engaged in capital raising and financial advisory work for companies and financial institutions in North America, Asia and Australia. Prior to joining the Bank, Mr. Wilson assumed various interim Chief Financial Officer and Chief Operating Officer positions for domestic and international public and private corporations undergoing transition, including Chief Financial Officer of Gryphon Gold Corporation, a publicly traded junior minerals exploration company; Chief Financial Officer, director and Audit Committee Chair of El Capitan Precious Metals, Inc., a publicly traded junior minerals exploration company; and Chief Operating Officer of Petaluma Butane Distributors, Inc., an umbrella company for a group of private operating companies and commercial and real estate holdings.

Patricia (“Patty”) L. Foley—Ms. Foley was appointed Senior Vice President, Division Manager, Human Resources, of the Company and the Bank effective June 1, 2014, and has held various managerial positions within the Bank’s Human Resources Division since her arrival to the Bank in July 2008. Ms. Foley is an experienced human resources professional with twenty-five (25) years in the field, and was prior to joining the Bank, Corporate Director of Human Resources for Outrigger Hotels and Resorts (“Outrigger”), a Hawaii-based family owned business with over 3,000 employees worldwide. During her eighteen (18) years at Outrigger, Ms. Foley actively supported the growth of Outrigger from a Oahu-based employer focused on managing it's owned properties to a world-wide diversified organization managing contracts for other hotel owners and expansion in to the timeshare and condominium management business. Ms. Foley is recognized in the local Human Resources industry for her progressive management of health care expense through a focus on the health and well-being of employees.

Wayne H. Kirihara - Mr. Kirihara was appointed Senior Vice President, Chief Marketing Officer of the Company and the Bank effective June 1, 2014, and had prior to that been the Bank’s Chief Marketing Officer since March 2010. Additionally, Mr. Kirihara has been with the Bank for twenty-six (26) years in various management capacitites. As Chief Marketing Officer, Mr. Kirihara oversees the corporate communications, marketing, product management, and electronic banking channels areas of the Company and Bank. In aggregate at the Bank, Mr. Kirihara has twenty-one (21) years of experience managing marketing and corporate communications, thirteen (13) years of experience managing product development, and eleven (11) years of experience managing electronic banking. Mr. Kirihara previously managed the Retail Banking Group of the Bank for eight (8) years, overseeing branch operations, consumer loan center, marketing, electronic banking, merchant services, and product development. Mr. Kirihara began his career at the Bank planning and implementing special projects, and later as a commercial loan officer.

Arnold Martines—Mr. Martines was appointed Senior Vice President, Commercial Real Estate Lending Division Manager of the Company and the Bank effective June 1, 2014. Prior to his appointment, Mr. Martines was Senior Vice President, Commercial Real Estate Lending Division Manager of the Bank. As Commercial Real Estate Lending Division Manager, Mr. Martines oversees the Bank’s construction and income property loan portfolios. Mr. Martines has over nineteen (19) years of banking experience. Mr. Martines started his banking career in 1995 as an Assistant Branch Manager at Bank of Hawaii. He subsequently took on increasing responsibility in both line and credit management roles for small business, middle market and corporate lending before joining the Bank in February 2004 as Vice President and Portfolio Management Approval Manager where he oversaw commercial and industrial loan approvals for the Bank. Mr. Martines also served as the Bank’s Senior Vice President, Community Banking Division Manager and Senior Vice President, Chief Credit Administrator before he was appointed to lead the Bank’s Commercial Real Estate Lending Division in March 2011. Prior to his banking career, Mr. Martines was employed with HPM Building Supply for eight (8) years serving in various sales and management roles.

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CORPORATE GOVERNANCE AND BOARD MATTERS

During the fiscal year ended December 31, 2014, the Board held a total of twelve (12) meetings. Each incumbent director attended at least 75% of the total number of the aggregate of these Board meetings and meetings held by all committees of the Board on which he or she served during 2014. The Company expects directors to attend the annual meeting of shareholders. The directors who attended last year’s annual meeting of shareholders were Christine Camp, John Dean, Paul Kosasa, Duane Kurisu, Colbert Matsumoto and Crystal Rose, all of whom reside in Hawaii. Directors Alvaro Aguirre, James Burr and Earl Fry do not reside in Hawaii.

The Board has three (3) standing committees: an Audit Committee, a Compensation Committee, and a Governance Committee.

The following table sets forth the members of the Board as of the date of this Proxy Statement and the committees of the Board on which they serve.

Name of Director	Audit Committee(1)	Compensation Committee	Governance Committee(2)
Non-Employee Directors:
Alvaro J. Aguirre		*	*
James F. Burr
Christine H. H. Camp	*	C	*
Earl E. Fry	C	*
Paul J. Kosasa			*
Duane K. Kurisu	*
Colbert M. Matsumoto
Crystal K. Rose		*	C

*	= Member

C	= Chair

(1)	Mr. Kurisu was appointed to the Audit Committee on January 25, 2012. Effective December 17, 2014, the Board, for efficiency reasons, reduced the size of the Audit Committee from four (4) members to three (3) members, and to effect such reduction, Ms. Rose offered to discontinue serving on the Audit Committee.

(2)	Effective June 1, 2014, Ms. Rose replaced Mr. Kosasa as Chair of the Governance Committee.

Interested parties may communicate directly with the Chairman of the Board by writing to: John C. Dean, 220 South King Street, 22nd Floor, Honolulu, Hawaii 96813. Interested parties may communicate director with the Lead Independent Director or with the non-management or independent directors as a group, by writing to: Crystal K. Rose, Bays Lung Rose Holma, Topa Financial Center, Suite 900, 700 Bishop Street, Honolulu, Hawaii 96813. Alternatively, concerns may be made known and communicated directly to the Chairman of the Board or to the Lead Independent Director or to the non-management or independent directors as a group, through procedures set forth in the Company’s Complaint Policy which is available on the Company’s website (www.centralpacificbank.com).

Audit Committee

The Audit Committee held eleven (11) meetings during 2014. The responsibilities of the Audit Committee are described below under the subheading “REPORT OF THE AUDIT COMMITTEE.” The Audit Committee operates under a Charter adopted by the Board. The Charter of the Audit Committee is available on the Company’s website (www.centralpacificbank.com). The current members of the Company’s Audit Committee are Earl E. Fry (Chair), Christine H. H. Camp and Duane K. Kurisu, each of whom is “independent” within the meaning of the listing standards of the NYSE and the rules of the SEC. The Board has also determined that each member is financially literate, as such qualification is defined under the rules of the NYSE, and that each member has accounting or related financial management expertise, as such qualification is defined under the rules of the NYSE, and that Mr. Fry and Ms. Camp are each an “audit committee financial expert” within the meaning of the rules of the SEC. No member of the Audit Committee serves on the audit committee of any other publicly registered company. Effective December 17, 2014, the Board, for efficiency reasons, reduced the size of the Audit Committee from four (4) members to three (3) members, and to effect such reduction, Crystal K. Rose, who had been a member of the Audit Committee, offered to discontinue serving on the Audit Committee.

Pursuant to the Company’s Audit Committee Charter, the Audit Committee reviews and evaluates all related party transactions that are material to the financial statements pursuant to the Company’s Policy Regarding Transactions with Related Persons, and determines conflicts of interest pursuant to the Company’s Code of Conduct & Ethics and pursuant to its Code of Conduct & Ethics for Senior Financial Officers. In addition, certain loans to directors and executive officers and their related interests are subject to the lending restrictions set forth in Federal Reserve Board Regulation O and the lending policies and procedures of the Bank. Each director and executive officer is required to report to the Company transactions with the Company in which they have an interest.

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Compensation Committee

The Compensation Committee held seven (7) meetings during 2014. The Compensation Committee’s primary purpose is to assist the Board in discharging the Board’s responsibilities relating to compensation of the Company’s executive officers by evaluating and recommending to the Board approval of executive officer benefit, bonus, incentive compensation, severance, equity-based or other compensation plans, policies and programs of the Company and providing all required disclosures on executive compensation for inclusion in the Company’s Proxy Statement. The functions of the Compensation Committee are further described in “COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS” below, under the subheading “COMPENSATION DISCUSSION AND ANALYSIS.” The Charter of the Compensation Committee is available on the Company’s website (www.centralpacificbank.com). The current members of the Company’s Compensation Committee are Christine H. H. Camp (Chair), Alvaro J. Aguirre, Earl E. Fry, and Crystal K. Rose, each of whom is “independent” within the meaning of the listing standards of the NYSE, is a “non-employee director” within the meaning of Rule 16b-3 of the Exchange Act and is an “outside director” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended.

Interaction with Consultants

From time-to-time, the Compensation Committee seeks advice from outside experts in the compensation field. The Compensation Committee has historically engaged a compensation consultant to provide input on both Board and executive compensation issues. In 2014 the Committee retained McLagan, an AonHewitt Company. McLagan is a compensation consulting and performance benchmarking firm focused exclusively on the financial services sector.

In 2014, the Compensation Committee engaged McLagan to provide market benchmarking information and advisory services related to executive compensation plan design features, positioning to market, regulatory compliance, and with respect to the review and development of various incentive plans. McLagan was engaged directly by the Compensation Committee and McLagan consultants reported directly to the Compensation Committee for its services in these capacities. The Compensation Committee discusses, reviews, and approves all consulting projects performed by McLagan and periodically reviews the relationship with McLagan and considers competitive proposals from other firms.

The Compensation Committee considered the independence of McLagan in light of new SEC rules and NYSE listing standards. The Compensation Committee requested and received a report from McLagan addressing the independence of McLagan and its consultants, including the following factors: (1) other services provided to the Company by McLagan; (2) fees paid by the Company as a percentage of Aon’s total revenue; (3) policies or procedures maintained by McLagan that are designed to prevent a conflict of interest; (4) any business or personal relationships between the consultants and a member of the Compensation Committee; (5) any Company Common Stock owned by the consultants; and (6) any business or personal relationships between our executive officers and the consultants. The Compensation Committee discussed these considerations as well as other considerations and concluded that the work performed by McLagan and its consultants involved in the engagement did not raise any conflict of interest.

Governance Committee

The Governance Committee held four (4) meetings during 2014. The Governance Committee is responsible for promoting the best interests of the Company and its shareholders through the implementation of sound corporate governance principles and practices, including identifying individuals qualified to become Board members, recommending nominees for directors of the Company, reviewing the qualifications and independence of the members of the Board and its committees, reviewing and monitoring the Company’s Corporate Governance Guidelines, monitoring the Board’s and the Company’s compliance regarding changes in corporate governance practices and laws and leading the Board in its annual review of the performance of the Board. The Charter of the Governance Committee and the Company’s Corporate Governance Guidelines are available on the Company’s website (www.centralpacificbank.com). The current members of the Company’s Governance Committee are Crystal K. Rose (Chair), Alvaro J. Aguirre, Christine H. H. Camp, and Paul J. Kosasa, each of whom is “independent” within the meaning of the listing standards of the NYSE.

Director Resignation Policy

On January 28, 2009, the Board adopted a “Director Resignation Policy” which provides that at any shareholder meeting at which directors are subject to an uncontested election, any nominee for director who receives a greater number of votes “withheld” from his or her election than votes “for” such election shall tender a letter of resignation to the Board for consideration by the Governance Committee. The Governance Committee shall recommend to the Board the action to be taken with respect to such offer of resignation. The Board shall act promptly with respect to each such letter of resignation and shall notify the director concerned of its decision. Any director who tenders his or her resignation pursuant to this provision shall not participate in the Governance Committee or Board action regarding whether to accept his or her resignation offer.

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Equity Grant Guidelines

The Company maintains Equity Grant Guidelines (“Equity Guidelines”) which are to be considered in connection with grants of Company equity whether in the form of Company stock, stock options, or other forms of equity grants made by the Company to directors, officers or employees of the Company or any of its subsidiaries. The Equity Guidelines set forth guidelines regarding how and when grants may be made, including how grants are to be approved and documented.

Director Independence and Relationships

The Board has determined, in accordance with our Standards Regarding Director Independence, that all directors who are currently directors or who served during 2014 and all nominees (other than Mr. Dean who is Chief Executive Officer) are “independent” within the meaning of the rules of the NYSE. All of the directors and nominees (other than Mr. Dean) are non-employees. All committees of the Board are comprised solely of independent directors.

With respect to those directors who were determined independent by the Board, the following transactions, relationships and arrangements were considered by the Board in its determination of a director’s independence, including with respect to service on the Board’s committees, and none were found to adversely impact an independence determination.

During 2014, the following directors and nominees either directly and/or indirectly through companies in which they have a business interest or affiliation, received and/or had outstanding loans with the Bank: current directors—Paul J. Kosasa, Duane K. Kurisu, Colbert M. Matsumoto, and Crystal K. Rose.

During 2014, the following directors and nominees either directly and/or indirectly through companies in which they have a business interest or affiliation, opened and/or maintained deposit, trust, investment and/or other banking accounts with the Bank: Christine H. H. Camp, John C. Dean, Earl E. Fry, Paul J. Kosasa, Duane K. Kurisu, Colbert M. Matsumoto, and Crystal K. Rose.

During 2014, the following directors and nominees served on boards of non-profit, community, charitable and/or cultural organizations, which received monetary donations from the Bank: John C. Dean, Paul J. Kosasa, Colbert M. Matsumoto, and Crystal K. Rose. For 2014, the Company did not pay to any charitable or non-profit organization in which one of the Company’s Board members serves on that organization’s board, any amount in excess of the greater of $1,000,000 or 2% of the recipient organization’s gross annual revenues. Donations from the Bank in 2014 totaled $55,300.

During 2014, the following directors and nominees served on boards of non-profit, community, charitable and/or cultural organizations, which received monetary donations from the Central Pacific Bank Foundation: John C. Dean, Paul J. Kosasa, and Crystal K. Rose. For 2014, the Company did not pay to any charitable or non-profit organization in which one of the Company’s Board members serves on that organization’s board, any amount in excess of the greater of $1,000,000 or 2% of the recipient organization’s gross annual revenues. Donations from the Foundation in 2014 totaled $127,008.

During 2014, the following directors and nominees served on boards of companies that either directly or indirectly had business relationships with the Bank in the ordinary course of the Bank’s business, in which the directors had no involvement and which were on no more favorable terms than for other similarly situated matters: Duane K. Kurisu and Colbert M. Matsumoto.

During 2014, the following directors served as officers of companies that either directly or indirectly had business relationships with the Bank in the ordinary course of the Bank’s business, in which the directors had no involvement and which were on no more favorable terms than for other similarly situated matters: Paul J. Kosasa, Duane K. Kurisu, and Colbert M. Matsumoto.

Company director Paul J. Kosasa is President and Chief Executive Officer of ABC Stores. In 2014, the Bank paid ABC Stores $81,614 for the right to lease space in various ABC Stores locations for the placement of Bank ATMs. Mr. Kosasa had no direct involvement with any of the aforementioned transactions and they were made on no more favorable terms than for other similarly situated transactions.

Company director Duane K. Kurisu is a director and holds less than five percent (5%) ownership interest in Oahu Publications, Inc., which publishes the Honolulu Star Advertiser newspaper (Hawaii’s only major daily newspaper), staradvertiser.com, MidWeek newspaper, and The Garden Island newspaper (Kauai). Mr. Kurisu is also sole owner and co-manager of PacificBasin Communications LLC which publishes Hawaii Business magazine, HawaiiBusiness.com, and Honolulu magazine. In 2014, the Bank paid a total amount of $407,550 for advertising of the Bank’s brand, products and services, in the foregoing media, detailed as follows: $208,960 for the Honolulu Star Advertiser newspaper; $42,353 for staradvertiser.com; $38,738 for MidWeek newspaper; $19,563 for The Garden Island newspaper; $47,594 for Hawaii Business magazine; $500 for HawaiiBusiness.com; and, $49,842 for Honolulu magazine. The Bank also donated $6,283 to be a sponsor for a Hawaii Business “Gold Awards” event, $2,880 to be a sponsor for a Hawaii Business “Best Places to Work” event, and $7,500 to be a sponsor for a Hawaii Business “Private Practice” seminar. In addition, Mr. Kurisu is sole member of PCSC LLC and is vice president and director of WKF Inc., which are landlord and managing agent respectively, of a location in which the Bank has one of its branches, and for which the Bank paid $43,072 in rent in 2014. Mr. Kurisu had no involvement with any of the aforementioned transactions and they were made on no more favorable terms than for other similarly situated transactions.

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Company director Colbert M. Matsumoto is Chairman of the Board, President and part owner (<10%), of Island Holdings, Inc. (“Island Holdings”), Executive Chairman of Island Insurance Company, Limited (“Island Insurance”), a Director of Atlas Insurance Agency, Inc. (“Atlas Insurance”), and Chairman of the Board of Tradewind Insurance Company, Limited (“Tradewind Insurance”). Island Holdings is the parent company of Island Insurance and Atlas Insurance. Tradewind Insurance is a wholly owned subsidiary of Island Insurance. In 2014, out of the insurance premiums which the Company and its subsidiaries paid for insurance policies that Atlas placed on behalf of the Company and its subsidiaries, Atlas received a total of $118,749 in commissions (based on premiums on the Company’s corporate insurance policies totaling $1,461,584, of which the Company paid $127,234 in premiums to Island Insurance and Tradewind Insurance for policies they issued). In addition, Atlas Insurance paid the Bank $25,000 for rent, $17,016 for common area maintenance, and $2,730 for real property taxes, for space in the Bank’s Hilo office building. Century Computers, Inc. doing business as Pacxa, is principally indirectly owned by Island Holdings, and provides the Bank with various information technology and business process services for which it received $55,280 in 2014. In addition, Mr. Matsumoto is a director of Oahu Publications, Inc., which publishes the Honolulu Star Advertiser newspaper (Hawaii’s only major daily newspaper), staradvertiser.com, MidWeek newspaper, and The Garden Island newspaper (Kauai). In 2014, the Bank paid the following amounts for advertising of the Bank’s brand, products and services, in the foregoing media, detailed as follows: $208,960 for the Honolulu Star Advertiser newspaper; $42,353 for staradvertiser.com; $38,738 for MidWeek newspaper; and $19,563 for The Garden Island newspaper. Mr. Matsumoto is a Trustee of the Employees’ Retirement System of the State of Hawaii (“ERS”). In 2014, the Bank paid ERS $404,960 for rent and $342,658 for common area maintenance, for business space in a building owned by ERS. Mr. Matsumoto had no involvement with any of the aforementioned transactions and they were made on no more favorable terms than for other similarly situated transactions.

Company director Alvaro J. Aguirre is a designee of ACMO-CPF, L.L.C. (“ACMO”) pursuant to ACMO’s Investment Agreement with the Company. Company director James F. Burr is a designee of Carlyle Financial Services Harbor, L.P. (“Carlyle”) pursuant to Carlyle’s Investment Agreement with the Company. On February 20, 2014, the Company entered into repurchase agreements (the “Repurchase Agreements”) with each of ACMO and Carlyle, each of whom then owned 9,463,095 shares of common stock (then representing 22.5% of our outstanding shares of common stock or 45.0% in the aggregate), pursuant to which the Company agreed to purchase up to $28,100,000 shares from each of ACMO and Carlyle at a purchase price between $18.50 and $21.00 per share (the “Share Repurchases”) (or an aggregate of $56,200,000 shares). The purchase price (the “Purchase Price”) was to be determined based on the results of a “Dutch-Auction” tender offer publicly announced on February 21, 2014. The Share Repurchases were scheduled to close on the eleventh business day following the expiration of the tender offer. The aggregate amount of shares to be repurchased under the Repurchase Agreements were to be proportionately reduced in the event that the Company purchased less than the maximum number of shares that it was able to purchase at the Purchase Price pursuant to the terms of the tender offer. In addition, ACMO and Carlyle could tender in the tender offer. The Share Repurchases contemplated by the Repurchase Agreements were conditioned upon, among other matters, the Company purchasing shares in the tender offer in accordance with its offer to purchase. In addition, our directors, officers and their respective affiliates were eligible to participate in the tender offer on the same terms as all of our other shareholders. On March 28, 2014, the Company announced the final results of said tender offer, being the Company accepted for purchase 3,405,888 shares of the Company’s Common Stock at a purchase price of $20.20 per share for a total cost of approximately $68,800,000, excluding fees and expenses relating to the tender offer. Pursuant to the Repurchase Agreements, the Company repurchased 1,391,089 shares of the Company’s Common Stock from each of ACMO and Carlyle at a price of $20.20 per share for a total aggregate cost of approximately $56,200,000, excluding fees and expenses related to these private repurchases. The aggregate purchase price for the Company’s Common Stock repurchased in the tender offer and those repurchased from ACMO and Carlyle totaled approximately $125,000,000, and the aggregate number of shares of the Company’s Common Stock repurchased in the tender offer and those repurchased from ACMO and Carlyle totaled 6,188,066, which was approximately 14.7% of the shares outstanding prior to completion of the tender offer and the private repurchases.

Loans to Related Persons

The Bank, which is a wholly-owned subsidiary of the Company, has made (in addition to the loans specified in the “Director Independence and Relationships” section immediately preceding this section) loans to directors and executive officers, their immediate family members, and companies in which they have an interest, in the ordinary course of its business as a bank. These loans were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to the Bank and do not involve more than the normal risk of collectibility or present other unfavorable features.

Policy Regarding Transactions with Related Persons

The Company has a Board approved written policy (“Policy Regarding Transactions with Related Persons”) which sets forth the process and procedures for the review, approval, ratification and disclosure of any transaction with a related person (“transaction” and “related person” being as defined by Item 404 of SEC Regulation S-K). Transactions with related persons that affect a director’s independence are reviewed by the Company’s Governance Committee. Transactions with related persons that involve loans are reviewed by the Bank’s Board Directors Loan Committee. All other transactions with related persons that are material to the financial statements are reviewed by the Company’s Audit Committee.

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Board Leadership Structure and Risk Oversight

The Company’s Board has no policy with respect to the separation of the offices of Chairman, President and Chief Executive Officer. It is the Board’s view that rather than having a rigid policy, the Board, with the advice and assistance of its Governance Committee, and upon consideration of all relevant factors and circumstances, will determine, as and when appropriate, whether the offices of Chairman, President and Chief Executive Officer should be separate. Effective June 1, 2014, to promote a planned and orderly management succession, the Board appointed Lance A. Mizumoto as President and Chief Banking Officer and A. Catherine Ngo as President and Chief Operating Officer, and in addition to John C. Dean continuing to serve as Chief Executive Officer, the Board also appointed Mr. Dean as Chairman of the Board, and appointed Crystal K. Rose as Lead Independent Director. The Board determined that having John C. Dean serve as Chief Executive Officer and Chairman, and Crystal K. Rose as Lead Independent Director, is in the best interests of the Company and its shareholders at this time as it will enable and help facilitate planned future transitions in executive leadership while maintaining Board independence from management. From April 20, 2011 through May 31, 2014, John C. Dean served as President and Chief Executive Officer of the Company and the Bank, and Crystal K. Rose served as Chair of the Board of the Company and the Bank. Prior to these appointments, Mr. Dean had served as Executive Chairman of the Company and the Bank, and Ms. Rose was the lead director of the Board of the Company and the Bank. While Mr. Dean may be serving as both Chief Executive Officer and Chairman of the Board, the Company believes that Ms. Rose serving as Lead Independent Director will provide sufficient independent Board leadership as the Company works through its management succession. In addition, all members of the Board are outside (non-management) directors, with the sole exception of Mr. Dean. As the Board’s former lead director and former Chairman and now as its Lead Independent Director, Ms. Rose previously presided over and once again presides over all meetings of the non-management directors in executive sessions, acted/acts as liaison and facilitated/facilitates communications between the Board and the principal executive officer, and ensured/ensures independent Board governance and oversight of management. In addition, all members of the Board’s Audit Committee, Compensation Committee, and Governance Committee are comprised of independent, non-management directors.

The Company is a one-bank holding company, with the Bank being the Company’s only bank subsidiary. All of the directors on the Company’s Board also serve on the Bank’s Board of Directors. In addition, all of the Company’s directors who serve on the Company’s Audit Committee, Compensation Committee and Governance Committee also serve on those same board level committees at the Bank. Ernst & Young, the Company’s and Bank’s Internal Auditor effective February 1, 2010, reports directly to the Company’s and Bank’s respective Audit Committees. In addition, the Bank also has an additional board level Trust Committee and Directors Loan Committee which provide board level oversight over the Bank’s trust activities and lending activities, respectively. The Company’s and Bank’s Audit Committees perform the required and customary risk oversight functions of an Audit Committee, which include, overseeing accounting, auditing, internal controls, legal and regulatory matters, financial reporting and financial risk. The Company’s and the Bank’s Compensation Committees perform the required and customary risk oversight functions of a Compensation Committee, which include, overseeing the Company’s and Bank’s compliance with any laws, rules and regulations applicable to the Company’s and Bank’s compensation practices, plans and programs, and to ensure that compensation is not structured in a way which will encourage unnecessary or excessive risk taking. The Company’s and Bank’s Chief Financial Officer and General Counsel report regularly to the Company’s and Bank’s Audit Committees. The Company’s and Bank’s Chief Risk Officer is required to report regularly to the Bank’s Directors Loan Committee.

Code of Conduct & Ethics

The Company is committed to promoting and fostering ethical conduct and sound corporate governance principles. The Company has a Code of Conduct & Ethics applicable to all employees, officers and directors of the Company. In addition, the Company also has a supplemental Code of Conduct & Ethics for Senior Financial Officers, which is applicable to the Chief Executive Officer, President, Chief Financial Officer, Controller, any other principal financial officer or principal accounting officer and any other person fulfilling and/or performing any similar role, function or capacity. Both of the aforementioned Codes of Conduct & Ethics are available on the Company’s website (www.centralpacificbank.com).

Director Nomination Process

Director Qualifications. The Governance Committee is responsible for reviewing the qualifications and independence of director nominees in accordance with the criteria set forth in the Company’s Corporate Governance Guidelines. The general criteria considered include independence, diversity, age, skills, experience and other relevant considerations in the context of the needs of the Board. Diversity is considered and desired and is viewed in a broad context; we seek Board members from different professions, industries, backgrounds, experiences, cultures, ethnicities, races, and gender, who can represent Hawaii’s multi-cultural, multi-ethnic, and multi-racial population and community.

Identifying and Evaluating Nominees. The Board seeks to identify candidates for director positions that are best qualified and suited to meet the needs of the Company and to present these candidates for shareholder approval, as and when director positions become open and available. The Governance Committee will first identify, review, evaluate and recommend to the Board, nominees for director positions. The Board will then vote whether or not to recommend such nominees to the Company’s shareholders for election.

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In identifying potential director nominees, the Governance Committee will search within the State of Hawaii and may search outside the State of Hawaii for any potential director candidates, and in this regard, may utilize the services of a professional search firm. While the same general criteria set forth above shall be applied in evaluating a candidate’s qualifications, it is difficult to enumerate all of the attributes, skills and qualities that the Governance Committee and/or Board may, at any given point in time, determine, consider and value in evaluating, selecting and recommending director nominees. Accordingly, the Governance Committee and the Board exercise their discretion and consider any circumstances, experiences, attributes, skills, qualities, and factors applicable to any director nominee with the intent and purpose of having the best qualified and suited directors serving on the Board at all times, as well as ensuring that the Board as a whole is diverse and well rounded. The Board may enlist the services of a third party to conduct a background check or other investigation in order to determine whether a candidate meets any criteria.

Shareholder Nominees. In accordance with the policies set forth in the Company’s Corporate Governance Guidelines and the Company’s Bylaws (as amended), the Governance Committee will consider properly submitted director nominees for election at the 2016 Annual Meeting of Shareholders recommended by shareholders if such recommendations are received in writing not less than ninety (90) calendar days nor more than one hundred twenty (120) calendar days prior to the first anniversary date of the annual meeting for the preceding year (April 24, 2015), and comply with all other applicable requirements set forth in said Corporate Governance Guidelines and Bylaws (as amended). Shareholder recommendations should be addressed to the Company’s Corporate Secretary, P.O. Box 3590, Honolulu, Hawaii 96811.

Communications with the Board

Shareholders of the Company and others may send written communications directly to the Board, addressed to: Board of Directors of Central Pacific Financial Corp., 220 South King Street, 22nd Floor, Honolulu, Hawaii 96813. Any such communication may be directed to the attention of the Chair of the Board or the Chair of any Board Committee (such as, for example, the Chair of the Audit Committee or the Chair of the Governance Committee) or to the Lead Independent Director or to the non-management or independent directors. Shareholders and others sending such communications should include the following in their written communication: (a) such shareholder(s) and others should identify himself/herself/itself/themselves, and if a shareholder, provide reasonably satisfactory proof of their ownership of the Company’s Common Stock; (b) such shareholder(s) and others should state in reasonable detail and communicate with reasonable clarity and specificity their issue or concern; and (c) such shareholder(s) and others should include their contact information (at a minimum, phone number and address). Shareholders and others who wish to communicate anonymously with the Board or any group of the Board should refer to the Company’s Complaint Policy available on the Company’s website (www.centralpacificbank.com). However, nothing that is stated in this paragraph shall override any requirements imposed on any shareholder communications under the Company’s Articles of Incorporation (as amended) or Bylaws (as amended) or other governing documents or by any law, rule or regulation.

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REPORT OF THE AUDIT COMMITTEE

The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filings under the United States Securities Act of 1933, as amended, or under the United States Securities Exchange Act of 1934, as amended, except to the extent we specifically incorporate this Report by reference.

As of February 24, 2015, the Audit Committee is comprised of three (3) non-management directors (note: effective December 17, 2014, for efficiency purposes, the size of the Audit Committee was reduced by one director, from four (4) directors to three (3) directors) and operates pursuant to a written charter that was readopted by our Board in January 2015. The charter is also available on our website at https://www.centralpacificbank.com. During 2014, the Audit Committee held eleven (11) meetings, including five (5) private sessions with the independent auditors, one (1) private session with Internal Audit, two (2) private sessions with executive management, and one (1) executive session. The Audit Committee’s primary purposes are to: (a) assist the Board in its oversight of (i) the integrity of the Company’s financial statements, (ii) the Company’s compliance with legal and regulatory requirements, (iii) the Company’s independent auditors’ qualifications and independence, and (iv) the performance of the Company’s internal audit function and independent auditors; (b) decide whether to appoint, retain or terminate the Company’s independent auditors and to pre-approve all audit, audit-related and other services, if any, to be provided by the independent auditors; and (c) prepare this Report. The Board has determined, upon the recommendation of the Governance Committee, that each member of the Audit Committee is “independent” within the meaning of the rules of the NYSE and the SEC. The Board has also determined that each member is financially literate and has accounting or related financial management expertise, as such qualifications are defined under the rules of the NYSE, and that two (2) members are “audit committee financial experts” within the meaning of the rules of the SEC, being Earl E. Fry, Chair of the Audit Committee, and Christine H. H. Camp. The Audit Committee is established in accordance with Section 3(a)(58)(A) of the United States Securities Exchange Act of 1934, as amended.

Management is responsible for the preparation, presentation and integrity of the Company’s financial statements, accounting and financial reporting principles and the establishment and effectiveness of internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent auditors are responsible for performing an independent audit of the financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) (“PCAOB”), expressing an opinion as to the conformity of such financial statements with generally accepted accounting principles and auditing the effectiveness of internal control over financial reporting. The independent auditors have free access to the Audit Committee to discuss any matters they deem appropriate.

In performing its oversight role, the Audit Committee has considered and discussed the audited financial statements with management and the independent auditors. The Committee has also discussed with the independent auditors matters related to the results of the audit in accordance with PCAOB Auditing Standard No. 16, “Communications with Audit Committees; Related Amendments to PCAOB Standards; and Transitional Amendments to PCAOB AU Section 380.” The Committee has received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1, Independent Discussions with Audit Committees, as adopted by the PCAOB, and has discussed with the independent accountant the independent accountant’s independence. All non-audit services performed by the independent auditors must be specifically pre-approved by the Audit Committee or a member thereof.

During 2014, the Audit Committee performed all its duties and responsibilities under the Audit Committee Charter. In addition, based on the reports and discussions described in this Report, the Audit Committee recommended to the Board that the audited financial statements of the Company for 2014 be included in the Company’s Annual Report on Form 10-K for such fiscal year.

Respectfully submitted by the current members of the Audit Committee of the Board:

Earl E. Fry, Chair
Christine H. H. Camp
Duane K. Kurisu

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COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

DIRECTOR COMPENSATION

Periodically the Compensation Committee engages a consultant to review the compensation of the Company’s Board to ensure alignment with peers, considering the Company performance and Board performance. The last review was completed in early 2011 following which the Board adopted changes to the director’s fee schedule. There have been no changes to the fees paid to the directors since 2011.

In June, 2014, the Central Pacific Financial Corp. and Central Pacific Bank Board of Directors approved the following changes to the board structure:

Name	Current Position	Position Effective 6/1/14
John C. Dean	President & Chief Executive Officer	Board Chair and Chief Executive Officer
Crystal K. Rose	Board Chair	Lead Independent Director Governance Committee Chair
Paul K. Kosasa	Governance Committee Chair	Director
Colbert M. Matsumoto	Director	Trust Committee Chair

Annual Retainer

In June 2014, an annual retainer was paid in lump sum to each non-employee Director as follows:

Board of Directors Position	Annual Retainer
Director, Lead Independent Director and Governance Committee Chair	$125,000
Director and Audit Committee Chair	$100,000
Director and Compensation Committee Chair	$ 90,000
Director and Loan Committee Chair	$ 90,000
Director and Trust Committee Chair	$ 90,000
Director	$ 75,000

Director Compensation

The following table shows, for the year ended December 31, 2014, information on compensation earned by each non-employee director who served on the Company’s Board during 2014.

	Fees Earned or Paid in Cash	Stock Awards	Options Awards	Non-Equity Incentive Plan Compensation	Change in Pension Values & Nonqualified Deferred Compensation Earnings	All Other Compensation	Total
Name	($)	($)	($)	($)	($)	($)	($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Alvaro J. Aguirre	$75,000	$	$	$	$	$	$75,000
James F. Burr	$75,000	$	$	$	$	$	$75,000
Christine H.H. Camp	$90,000	$	$	$	$	$	$90,000
Earl E. Fry	$100,000	$	$	$	$	$	$100,000
Paul J. Kosasa	$74,988	$	$	$	$	$	$74,988
Duane K. Kurisu	$90,000	$	$	$	$	$	$90,000
Colbert M. Matsumoto	$90,000	$	$	$	$	$	$90,000
Crystal K. Rose	$125,000	$	$	$	$	$	$125,000

(a)	Board Chair, John C. Dean is omitted from this table because as a named executive officer, he receives no separate compensation for service as Board Chair, and his compensation is fully reflected in the Summary Compensation Table.
(b)

Inclusive in this column are fees elected in the form of equity. Directors have the option to receive any amount of fees in equity.  Paul J. Kosasa elected to receive fifty percent (50%) of his Board fees in equity.  Based on a grant date fair value of $19.93 per share for Mr. Kosasa, this resulted in 1,881 shares being issued to him, in lieu of being paid $37,488 in cash.

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Non-employee directors of the Company and the Bank have been eligible to participate in the Company’s 2004 Stock Compensation Plan and the 2013 Stock Compensation Plan.  The table below shows the aggregate number of unexercised stock option awards for each Director as of December 31, 2014.

Name	Unexercised Stock Options
(a)	(b)
Alvaro J. Aguirre	0
James F. Burr	0
Christine H. H. Camp	216
Earl E. Fry	216
Paul J. Kosasa	216
Duane K. Kurisu	0
Colbert M. Matsumoto	216
Crystal K. Rose	216

For each director other than Messrs. Aguirre, Burr and Kurisu, the 216 vested unexercised stock options represent options that were granted on March 11, 2009, as their Company annual Board retainer in lieu of cash

Directors Stock Opportunity

Non-employee directors of the Company and the Bank are eligible to participate in the Company’s 2013 Stock Compensation Plan. Prior to April 2013, stock options were granted and some remain unexercised under the Company’s 2004 Stock Compensation Plan.

Directors Deferred Compensation Plan

The Company maintains a Directors Deferred Compensation Plan under which each non-employee director of the Company and the Bank may elect to defer all or a portion of his or her annual retainer and/or chair and meeting fees.  Under the Directors Deferred Compensation Plan, a participating director may elect from various payment alternatives, but full payout must occur no later than the tenth (10th) anniversary of separation from service.  Under the Directors Deferred Compensation Plan, deferred amounts are valued based on corresponding investments in certain investment funds offered by the Bank’s Trust Division which are selected by the director.  No plan earnings are considered to be “above-market” or “preferential” and as a result no amounts are reported in column (f) of the Directors Compensation table on a previous page.  The Directors Deferred Compensation Plan is a nonqualified deferred compensation plan under which distributions are made from the general assets of the Company under the direction and oversight of the Compensation Committee.

COMPENSATION COMMITTEE REPORT

The following Compensation Committee Report does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filings under the United States Securities Act of 1993, as amended, or under the United States Securities and Exchange Act of 1934, as amended, except to the extent we specifically incorporate this Report by reference.

The Compensation Committee has reviewed and discussed with executive management the Compensation Discussion and Analysis that immediately follows this report as required by Item 402(b) of SEC Regulation S-K.  Based on such review and discussion, the Compensation Committee recommended to the Board that the 2014 Compensation Discussion and Analysis be included in the Proxy Statement and incorporated as referenced in our Annual Report on Form 10-K for the year ended December 31, 2014.  Respectfully submitted by the current members of the Compensation Committee of the Board:

Christine H. H. Camp, Chair
Alvaro J. Aguirre
Earl E. Fry
Crystal K. Rose

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COMPENSATION DISCUSSION AND ANALYSIS

Set forth below is a discussion of the Company’s compensation policies for 2014, applicable to the individuals serving as the Company’s Chief Executive Officer (“CEO”), Chief Financial Officer (“CFO”) and the three (3) other most highly paid executives officers.  We refer to these executive positions as our Named Executive Officers (“NEOs”).

Executive Summary

The executive compensation programs are designed with base pay set at or near market, while considering the breadth and scope of each position, and with variable incentive opportunities that meet or exceed market based on achieving key performance objectives. The performance measure used in 2014 to determine the funding level of the Annual Incentive Compensation Plan and the vesting of performance shares under the Annual Long Term Equity Grant Program, was 2014 net income.

The Company continued to be on track with its 2014 Business Plan, as reflected in its financial performance following four years of profitability. Strong loan and core deposit growth, as well as improvements in asset quality and operational efficiencies, were achieved throughout the year and supported by improving economic and business conditions in Hawaii. Significant highlights for the year ended December 31, 2014 included:

•	Net income was $40.5 million compared to $52.3 million in 2013 (excluding the reversal of valuation allowance in Deferred Tax Assets in 2013)

•	Total loans and leases increased by $301.6 million, or by 11.5%, over 2013

•	Core deposits increased by $212.9 million, or by 6.9%, over 2013

•	Efficiency ratio improved to 70.9% from 74.2% in 2013

•	Capital returned to shareholders through stock repurchases of approximately 17% of outstanding common shares

•	Quarterly cash dividend to shareholders increased to $0.10 from $0.08 per common share

*	2013 Net Income and Return on Assets excludes a non-cash income tax benefit of $119.8 million related to a reversal of the valuation allowance against the Company’s net deferred tax assets. All other non-recurring income and expense items are included in 2012, 2013 and 2014 net income figures.

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Elements of CPB’s 2014 Executive Compensation

Fixed — **Base Salary**

2014 Actions: Base pay is generally set at or near the compensation peer group market median while considering scope of position, internal alignment and executive performance.

- In June 2014, Lance A. Mizumoto and A. Catherine Ngo were promoted to President & Chief Banking Officer ("CBO") and President & Chief Operating Officer ("COO"), and received a base salary increase of 11% and 15%, respectively.
- Raymond W. Wilson was promoted to Chief Risk Officer and received a 2% base salary increase.
- In June 2014 John C. Dean became Chairman of the Board and CEO at which time his base salary was reduced 16.7% to offset the impact of the increase in overall salary expense of the executive team.

Variable

Annual Incentive Compensation Plan

Annual Incentive Target / Net Income

2014 Actions: The incentive pool was funded based on achieving 101% of 2014 annual budgeted net income. Actual incentives earned were determined based on corporate, group and individual performance targets.

- The NEO's received Annual Incentive Compensation Plan awards with values ranging from 46% - 62% of base salary.

Annual Long Term Equity Program

% of Long Term Equity	Vesting Criteria	Perf. Criteria
66.67%	Performance	2014 budgeted net income
33.33%	Time Vested RSUs	

2014 Actions: The performance target of 2014 annual budgeted net income was achieved at 101% of budget and on February 28, 2015, the first tranche of performance RSUs vested, with subsequent tranches vesting in 2016 and 2017 if a threshold net income of $30M is achieved in each year.

- The NEOs received an Annual Long Term Equity grant with a value of 90% of base salary for the CEO and 65% of base salary for the Non-CEO NEOs.

CPB Best Practices

CPB's executive compensation program is designed with the following considerations:

- A majority of their compensation opportunity is variable and subject to the performance of the business
- Variable compensation is more heavily weighted toward long term equity grants intended to align executives' long-term compensation interests with shareholders' investment interest, while creating a retention incentive through multi-year vesting
- A majority of their long term compensation is based on performace
- All variable compensation plans have a threshold and maximum feature
- None of the NEO or other executive officers are entitled to receive grossed-up payments
- All incentive plans are reviewed by the Senior Risk Officer to ensure they do not pose any unnecessary or excessive risk that could threaten the overall value of the financial institution
- Clawback provisions that provide for recoupment of cash incentives or equity awards in the event of material restatements associated with financial performance
- Stock Ownership guidelines requiring NEOs to retain a certain amount of CPF common stock

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Realignment of the executive management team occurred in 2014 in furtherance of John C. Dean’s plan for a seamless executive succession. The realignment resulted in compensation decisions, taking into consideration alignment with peers, individual and group contributions, corporate performance, and creating long-term value for our shareholders. Compensation decisions in 2014 for NEOs included the following:

•	Base salary adjustments for Messrs. Dean, Mizumoto and Wilson and Ms. Ngo mid-year due to new roles and responsibilities.

•	Continuance of an executive Annual Long Term Equity Grant Program, of which 66.67% vests based on performance and 33.33% vests based on time.

•	Continuance of an Annual Incentive Compensation Plan, in which cash incentives will be paid in March or April 2015, based on attainment of 2014 annual performance targets, related to corporate, group, and individual goals.

The compensation decisions and actions in 2014, recommended by the Compensation Committee (the “Committee”) and approved by the Board, were impacted by the following key factors:

1.	Sustained solid financial performance with four years of profitability.

2.	The Board’s commitment to continue to make sound and rational business decisions relative to the compensation of our executives.

3.	The need to motivate and retain a qualified team of executives to continue to lead the company in building profitable, long-term customer relationships to raise margins and reduce risk.

4.	Continued changing regulatory restrictions and guidance regarding executive compensation.

5.	Increased direction by the Committee and the Board to ensure that the Company’s compensation practices, policies, and programs do not encourage unnecessary and excessive risks that could threaten the overall value of the Company.

For 2015, we expect to see further changes in NEO roles and responsibilities with corresponding adjustments in compensation. The Annual Incentive Compensation Plan funding will continue to be subject to attaining a budgeted net income goal, however at threshold, 85% of budgeted net income, the funding will be reduced to 50% of target incentive pool. Similarly, funding will accelerate if budgeted net income is exceeded, with funding capped at 150% of target incentive pool. The components of the Annual Long Term Equity Grant Program are expected to remain unchanged; however, the target for performance vesting will be budgeted 2017 ROA.

Say-on-Pay

The Company is required to permit a separate non-binding shareholder vote to approve the compensation of its NEO’s, as disclosed pursuant to the compensation disclosure rules of the SEC. This proposal, commonly known as a “Say-On-Pay” proposal, permits shareholders to endorse or not endorse the Company’s executive compensation program. Because the shareholders’ vote is advisory, it will not be binding on the Board. However, when setting compensation and in determining compensation policies, the Committee took into account the results of the April 2014 shareholder advisory vote on executive compensation and will continually consider the outcome of this vote.

Our shareholders approved the compensation of our NEOs as disclosed in the Proxy Statement for the 2014 annual meeting. Over 90% of the votes voting on this matter were voted in favor of the Company’s executive compensation. The Committee believes that the results of these votes, is evidence that the Company's compensation policies and decisions are in the best interests of its shareholders and expects to apply similar principles going forward.

Compensation Philosophy and Objectives

The central principle of our compensation philosophy is that executive compensation should align with shareholders’ interest, without encouraging excessive and unnecessary risk that could threaten the overall value of the Company.  The executive compensation program is designed to:

•	Drive performance relative to our strategic plan and goals, including financial performance

•	Balance the risk of short-term operational objectives with the need to build long-term sustainable value

•	Align executives’ long-term interests with those of shareholders by placing a portion of total compensation at risk, contingent on the Company’s performance, without encouraging unnecessary and excessive risks that threaten the overall value of the Company

•	Attract and retain highly qualified executives to achieve our goals and to maintain an executive management group that can provide success and stability in leadership

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•	Deliver compensation effectively, providing value to the executive in an appropriately risk-controlled and cost efficient manner

•	Allow flexibility in responding to changing laws, accounting standards, and business needs, as well as the constraints and dynamic conditions in the markets in which we do business

•	Be supported by strong corporate governance, including oversight by the Company’s Board

Our compensation program has multiple pay components, including a fixed annual salary, variable annual cash incentive pay, variable annual long-term equity grants, and other benefits. We believe that over the long term, a combination of pay components is essential to drive executives to achieve strategic operating and financial goals.  There is no set formula to determine the mix of the various pay components and the use of the components may change from year to year based on the Company’s circumstances, market conditions, and competitive market for executive talent.  We discuss each of the pay components and the role they play in our overall compensation structure, in the “Compensation Framework” section.

Role of the Compensation Committee

The Committee is responsible for assisting the Board in overseeing the design and administration of our executive compensation program and the Company’s compensation policies, practices, and incentive plans for non-executives.   Such oversight includes evaluating and monitoring the Company’s compensation programs, policies, and practices, which could have a material adverse effect on the risk profile of the overall Company.  Appropriate reviews would include at least semi-annual discussions with the Committee appointed senior risk officer to ensure all incentive and bonus compensation plans, structures and arrangements, including those for NEOs, do not have a reasonable likelihood to encourage excessive and unnecessary risk taking and do not pose a threat to the overall value of the Company.  The Committee also evaluates and recommends to the Board, appropriate policies and decisions relative to executive officer compensation and benefits, including determination of performance and payout targets under the Company’s annual and long-term incentive plans.  It also oversees preparation of executive compensation disclosures for inclusion in our Proxy Statement.

Role of Executives in Compensation Committee Deliberations

The Committee may request that the Chairman & CEO be present at Committee meetings to discuss executive compensation and evaluate the performance of both the Company and individual executives. Other executives may be requested to attend Committee meetings to provide pertinent financial, legal, or operational information. Executives in attendance may provide their insights and suggestions, but only independent Committee members may vote on decisions regarding changes in executive compensation and other Company compensation matters for recommendation to the full Board. In 2014 and early 2015, John Dean, Chairman & CEO provided the following recommendations for approval by the Compensation Committee:

•	CEO succession plan update to include appointment of co-presidents

•	Appointment of 2015 Managing Committee members and corresponding compensation changes

•	Promotion of Chief Credit Officer (“CCO”) to Chief Risk Officer (“CRO”)

•	2014 Annual Incentive Compensation Plan payments for executives

•	Appointment of an EVP, Chief Information Officer (“CIO”)

The Chairman & CEO does not provide recommendations for changes to his own compensation. The Committee discusses the Chairman & CEO compensation with him, but the Committee makes final deliberations in an executive session, without the Chairman & CEO present. Based on these deliberations, the Committee submits its recommendations to the full Board for approval. Any changes in the Chairman & CEO’s compensation are based on a variety of factors including but not limited to, Company performance, regulatory restrictions/guidance, periodic market reviews, and recommendations from independent external executive compensation consultants and legal counsel. For executives other than the Chairman & CEO, the Committee considers the Chairman & CEO’s proposals. For all of the NEOs, including the Chairman & CEO, the Committee obtains and considers input from outside advisors including review of market and peer compensation data and trends in making its recommendations to the full Board.

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Compensation Committee Activity and Key Initiatives During 2014

The Committee evaluates existing compensation program components on an ongoing basis to maintain the Company’s competitive position to meet the goal of attracting, retaining, and motivating key executives without encouraging unnecessary and excessive risk that could pose a threat to the overall value of the Company.  In 2014, the Committee met seven (7) times and completed the following initiatives and actions related to executive compensation:

•	Incentive Plan Review: During 2014, the Committee met to review and discuss various compensation and incentive arrangements to ensure these arrangements do not encourage any unnecessary and excessive risk that may threaten the value of the Company. These reviews included analysis and feedback from the designated senior risk officer (SRO), our SVP, Director of Enterprise Risk Management and Internal Audit and Credit Review Coordinator, as well as, consultation and perspective from Human Resources, Corporate Legal, Credit and Risk, outside legal counsel and executive compensation consultants, where appropriate. The table below lists the arrangements reviewed.

Compensation & Incentive Arrangements Reviewed

Plan	Plan Year - 2014	Plan Year - 2015
Compensation Arrangements (Cash & Equity) for CEO, Presidents, EVPs and Managing Committee Members	X	X
Equity Grants for Certain Non-Executive Employees	X
Central Pacific Bank Annual Incentive Compensation Plan (ICP)	X	X
Central Pacific HomeLoans (CPHL) Executive Incentive Compensation Plan	X	X
Central Pacific HomeLoans (CPHL) Operations Incentive Compensation Plan	X	X
Central Pacific HomeLoans (CPHL) & Affiliates Sales Commission Compensation Plan	X	X
Community Banking Division - Region & Branch Team Performance Driven Incentive & Recognition Program	X	X
Central Pacific Investment Services (CPIS) Commission Compensation Plan	X	X
Pacific Access Mortgage (PACMAN) Executive Incentive Compensation Plan	X	X
Pacific Access Mortgage (PACMAN) Operations Incentive Compensation Plan	X	X
Pacific Access Mortgage (PACMAN) Sales Compensation Plan	X	X
Specialized Markets Team Referral Award Program	X	X
Commercial & Consumer Markets Referral Award Program	X	X

•	2014 Proxy Statement

The Committee reviewed and approved the 2014 Proxy Statement.

•	2013 Annual Performance by President & CEO and Non-CEO NEOs

The Committee reviewed the performance of the President & CEO and approved an annual cash incentive based on performance relative to 2013 goals. The President & CEO presented the performance of the Non-CEO NEOs to the Committee and the Committee approved the President & CEO’s recommendation for annual cash incentives for Non-CEO NEO’s based on performance relative to goals.

•	2014 Annual Incentive Compensation Plan Performance Goals for President & CEO and Non-CEO NEOs

The Committee reviewed and approved the President & CEO and Non-CEO NEOs 2014 executive performance goals for the Annual Incentive Compensation Plan. Goals were comprised of corporate, group, and individual initiatives, with greater weighting placed on corporate goals.

•	2014 Annual Equity Grants for President & CEO and Non-CEO NEOs

The committee approved the Annual Long-Term Equity Grant Program which included updated goals, as well as equity opportunity for the President & CEO and Non-CEO NEOs, based on recommendations from the President & CEO, excluding his own opportunity, in consultation with external executive compensation consultants.

•	CEO Succession Plan

The President & CEO presented and the Compensation Committee approved the appointment of Co-Presidents of CPF & CPB, which coincided with the Governance Committee appointment of John C. Dean as Chairman of the Board and CEO, “Chairman & CEO”, effective June 1, 2014.

•	Chairman & CEO and Non-CEO Pay Adjustments Due to Mid-Year Executive Realignment

In April 2014, the Committee reviewed and approved pay adjustments for John C. Dean, Lance A. Mizumoto and A. Catherine Ngo, due to an executive realignment effective June 1, 2014, in which Mr. Dean transitioned from President and CEO to Chairman and CEO; Mr. Mizumoto from EVP and Chief Banking Officer to President and Chief Banking Officer;

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and Ms. Ngo from EVP and Chief Administrative Officer to President and Chief Operating Officer. Also related to the June 1, 2014 executive realignment, in July 2014, the Committee approved a pay adjustment for Raymond W. Wilson retroactive to June 1, 2014, due to his transition from EVP and Chief Credit Officer to EVP and Chief Risk Officer.

•	2014 Performance Review and Annual Incentive Compensation Plan Payment for Chairman & CEO and Non-CEO NEOs

In February 2015, the Committee conducted a review of John C. Dean’s 2014 annual performance and based on exceeding his performance targets, recommended a cash incentive, under the Annual Incentive Compensation Plan. In addition, the Committee considered the performance of the non-CEO NEOs as presented by the Chairman & CEO and approved management’s recommended cash incentives, under the Annual Incentive Compensation Plan.

•	Compensation Committee Charter

The Committee worked with legal counsel and executive compensation consultants to review a revised Committee Charter, which was subsequently approved.

•	Review of 2014 and 2015 Incentive Plans including review by Senior Risk Officer

The Committee reviewed the performance of the 2014 Incentive Plans throughout 2014 to ensure incentive payments were aligned with market, based on plan design changes. In October 2014, and January and February 2015, the Committee completed a review of the changes for all 2015 incentive plans. Feedback on findings from the SRO’s review of incentive compensation plans for unnecessary and excessive risk was provided to the Committee. The overall finding from the discussions was that the Company’s plans, policies and practices did not individually or in their entirety encourage unnecessary or excessive risks that were reasonably likely to have a material adverse effect on the Company or threaten the overall value of the Company.

•	Equity Grant Guidelines

Equity Grant Guidelines were revised in February 2014, as a result of the resumption of CPF dividend payments coinciding with quarterly grant dates. The guidelines were further revised in February 2015 to include ownership expectations of the position of President, pursuant the executive realignment that took place in June 2014.

Pay Level and Benchmarking

Benchmarking is an important part of our executive compensation review process.  It includes an external review against peer companies and an internal review, based on pay equity, job scope, responsibility and experience.  McLagan, an Executive Compensation Consulting firm, is retained to provide consultation to the Committee on the Company’s NEO compensation as compared to our peers.

In February 2014, the Committee retained McLagan to conduct a market analysis focused on how each NEO’s compensation, including base pay, short-term cash incentives, proposed long-term equity grant and other compensation, at target levels of performance compared to the Compensation Peer Group approved in September 2012. The Compensation Peer Group was selected based on asset size, location and business model. TARP banks were excluded from the group, as were banks with current outstanding severe enforcement actions. As a starting point in the pay deliberation process, the Committee compares individual NEO compensation generally at the 50th percentile of the Compensation Peer Group and reviews how aggregate compensation for the NEOs as a group compares to peers.

Compensation was evaluated based on target cash and equity award levels under the proposed 2014 Annual Long-Term Equity Grant Program, with equity awards allocated over the relevant performance period for each NEO. The sum of the top five salaries continue to lag the peer group at about 18% below median with total target cash compensation at about 1% below peer median, and total compensation 21% below median. Each of the NEOs fell within an appropriate range of the market median after taking into account each NEO’s unique value and contribution to the Company, individual performance, experience, internal pay equity relationships, and individual roles versus the benchmark positions. Our CEO’s pay continued to lag the peer group at 46% below peer median and was positioned below the 25th percentile

In June 2014, commensurate with the CEO succession plan, John C. Dean was appointed Chairman of the Board and CEO and Lance A. Mizumoto and A. Catherine Ngo, President & Chief Banking Officer and President and Chief Operating Officer, respectively. In July 2014, Raymond W. Wilson was appointed Chief Risk Officer. Each of the affected NEOs received an adjustment in base pay at the time of appointment.

Compensation Peer Group

The Committee reviews the Compensation Peer Group’s composition on an annual basis and modifies the group as necessary to ensure alignment with the Company’s compensation philosophy, structure, and targeted performance levels.  The Peer Group was last updated in fall 2012 and reviewed again in 2013 and 2014 with no change. When benchmarking is used to help determine the actual pay levels of each NEO, the Committee compares comparable positions in the Peer Group and also considers issues of internal pay equity, scope of responsibilities and experience.

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The Peer Group used to benchmark 2014 compensation to market is the same as used in 2013. The criteria used to select the Peer Group was as follows:

1.	Publicly-traded non-thrift United States banks with executive compensation reported in public filings

2.	Focus on Western banks with assets ranging between $2.5 billion and $8 billion and non-Western banks in major metropolitan areas with assets ranging between $3 billion and $8 billion

3.	Excludes TARP banks

4.	Excludes banks with currently outstanding severe enforcement actions

The selection criteria resulted in a group of twenty-two (22) peers. CPF was positioned at the fifty first (51st) percentile in terms of asset size at the time of last review.

The Committee approved the following Peer Group for compensation benchmarking for 2014.

Rank	Company Name	Ticker	City	State
1	Western Alliance Group	WAL	Phoenix	AZ
2	Columbia Banking System, Inc.	COLB	Tacoma	WA
3	PacWest Bancorp	PACW	Los Angeles	CA
4	CVB Financial Corp.	CVBF	Ontario	CA
5	BBCN Bancorp Inc.	BBCN	Los Angeles	CA
6	BancFirst Corp.	BANF	Oklahoma City	OK
7	Independent Bank Corp	INDB	Rockland	MA
8	Pinnacle Financial Partners, Inc.	PNFP	Nashville	TN
9	American Savings Bank, F.S.B.	--	Honolulu	HI
10	First Financial Bankshares, Inc.	FFIN	Abilene	TX
11	Westamerica Bancorporation	WABC	San Rafael	CA
12	TowneBank	TOWN	Portsmouth	VA
13	Banner Corporation	BANR	Walla Walla	WA
14	Sandy Springs Bancorp Inc.	SASR	Olney	MD
15	Union First Market Bankshares Corp.	UBSH	Richmond	VA
16	ViewPoint Financial Group, Inc.	VPFG	Plano	TX
17	Century Bancorp, Inc.	CNBKA	Medford	MA
18	Washington Trust Bancorp, Inc.	WASH	Westerly	RI
19	HomeStreet, Inc.	HMST	Seattle	WA
20	Wilshire Bancorp, Inc.	WIBC	Los Angeles	CA
21	TriCo Bancshares	TCBK	Chico	CA
22	Territorial Bancorp Inc.	TBNK	Honolulu	HI

Compensation Framework

In the past, NEOs had been incented most heavily on team and individual goals, however in 2014, there was a shift to heavier weighting on achieving the corporate goals. The Chairman & CEO continued to recommend further differentiation in compensation due to the appointment of co-Presidents and a Chief Risk Officer. The market analysis results were used in determination and support of compensation adjustments described below for 2014.

Mix of Compensation – In 2014, with our continued strong financial condition and to maintain market competitiveness, short and long term performance was recognized through cash incentives and an annual long term equity grant.

Elements of Compensation – Our executive compensation program consists of the following components to be used in the appropriate combination to meet our compensation philosophy and objectives including responding to changing financial conditions and regulatory restrictions and guidance.

•	Salary — Fixed-based pay that reflects each executive’s position, individual performance, experience, and expertise. In general, our compensation structure sets base pay at approximately the 50th percentile relative to peer banks. The CEO’s salary and total compensation continues to lag the peer data as noted earlier under the “Pay Level and Benchmarking” section.

•	Annual Variable Cash Compensation — Pay that varies based on performance against annual business objectives. We communicate the associated performance metrics, goals, and award opportunities (expressed as a percentage of salary) to the executives at the beginning of the year.

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▪	Long-Term Incentives — Equity-based awards that align executives’ long-term compensation interests with shareholders’ investment interest while creating a retention incentive through multi-year vesting. Award amount is determined based on competitive market data and Company performance. Ultimate value to each executive is based on long-term stock performance.

▪	Other Compensation — includes benefits and perquisites, consistent with industry practices in comparable banking companies.

Salary

We pay our executives cash salaries intended to be competitive and consider the executive’s experience, performance, responsibilities, and past and potential contribution to the Company. The objective of paying salary is to provide a base level of compensation to fairly reflect the executive’s job and scope of the role performed within the Company.  There is no specific weighting applied to the factors considered in setting the level of base salaries, and the Committee uses its own judgment and expertise in determining appropriate salaries within the parameters of our compensation philosophy and objectives, with the guidance and support from an independent executive compensation consultant. While there continues to be a strong focus on collaboration and teamwork, modest adjustments have been made to base salaries over time to recognize the differences in the scope of the positions and individual contributions.

In making salary decisions, the Committee also considers the positioning of projected total compensation with target-level performance incentives.  Because we set incentive opportunities as a percentage of salary, changes in salary have an effect on total compensation.  Before recommending salary changes to the Board, the Committee reviews the projected total compensation based on the proposed salaries, considering both internal and external equity, and ensures that total compensation for the CEO and non-CEO NEOs are appropriately aligned with the market.

Due to the Company’s realignment of the executive team in June 2014, four NEOs received a salary adjustment. John C. Dean’s salary was reduced as a result of his transition from President and CEO to Chairman and CEO; Lance A. Mizumoto and A. Catherine Ngo’s salaries were increased due to their transition and expansion of duties to President and Chief Banking Officer and President and Chief Operating Officer, respectively; and Raymond W. Wilson’s salary was increased due to the change in duties from Chief Credit Officer to Chief Risk Officer. The base salaries of all NEOs were within acceptable range of the peer benchmark, with the exception of the CEO as described in the Pay Level Benchmarking section. The table below shows the NEOs’ annual base salaries at the beginning of 2014 (no change since 2013) and the change to annual base salaries effective June 1, 2014, if applicable.

Name	Position	1/1/14 to 5/31/14	Effective 6/1/14
John C. Dean	Chairman & CEO	$360,000	$300,000
Lance A. Mizumoto	President, Chief Banking Officer	$270,000	$300,000
A. Catherine Ngo	President, Chief Operating Officer	$260,000	$300,000
Denis K. Isono	Executive Vice President, Chief Financial Officer	$270,000	No change
Raymond W. Wilson	Executive Vice President, Chief Risk Officer	$260,000	$265,000

Annual Variable Cash Compensation

We use annual variable cash compensation to focus executives’ attention on current strategic priorities, drive achievement of short-term corporate objectives and to align their interests with our shareholders.  Our NEOs participate in an Annual Incentive Compensation Plan under which the Committee approved an incentive pool with funding tied to threshold achievement of eighty-five percent (85%) of budgeted net income and maximum funding capped at one hundred and fifty percent (150%) of target funding. Actual opportunity for each executive is based on a percentage of base pay as described in the table below. If the pool funding is in excess of the collective formula amounts for NEOs, the remaining balance may be provided as a funded discretionary distribution to NEOs based on performance and/or may be used to increase the incentive opportunity available to non-NEOs.

Budgeted net income for 2014 was set during the 2014 budgeting process and was determined with consideration of our continued improvement and outlook in financial performance, including loan and deposit growth, credit risk profile, operational efficiencies and capital position. Incentive pool funding based on actual results is summarized in the table below with maximum funding capped at one and one-half times target funding.

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Description	Net Income	Incentive Pool Funding
Budgeted Net Income & Target Incentive Pool Funding[1]	$40,052,000	$958,000
Budgeted Discretionary Pool Funding[2]		$242,000
Total Budgeted Incentive Pool Funding		$1,200,000
Threshold Funding at 85% of Target	$34,044,200	$1,020,000
Maximum Funding at 150% of Target	$60,078,000	$1,800,000
Actual Net Income	$40,453,000
% Achieved & Actual Funding of Target Incentive Pool	101%	$967,591
Actual Funding of Discretionary Incentive Pool		$244,423
Total Actual Incentive Pool Funding		$1,212,014

1.	Target incentive pool funding is determined based on target incentive opportunity as a percentage of base pay for all participants in the Executive Annual Incentive Compensation Plan, including NEOs

2.	The Discretionary Pool may be used to fund the Non-Executive Annual Incentive Compensation Plan.

Performance goals are focused on a common set of corporate and group goals aligned with the board approved budget, corporate annual plan, and a variety of individual performance goals, focused on leadership and development. A summary of the incentive opportunity and goal weightings is as follows:

	Target Incentive Opportunity as a	Annual Performance Goal Categories
	Percent of	Corporate	Group	Individual
Executive	Base Salary	Goal Weighting
John C. Dean	60%	80%		20%
Lance A. Mizumoto	55%	70%	20%	10%
A. Catherine Ngo	55%	70%	20%	10%
Denis K. Isono	50%	60%	20%	20%
Raymond W. Wilson	50%	60%	20%	20%

Achievement of performance goals is based on a five point rating scale as follows:

Performance Rating	% Achieved
5	200%
4	150%
3	100%
2	50%
1	0%

The following performance results indicate performance rating based on the rating scale above:

Goals	Target	Actual	Performance Rating
CORPORATE
Net Income	$40.05 Million	$40.45 Million	3
Return on Average Assets (“ROAA”)	.86%	.85%	3
Compliance Memorandum of Understanding (MOU)	Satisfactory Progress	MOU Lifted; Received Outstanding for CRA Program	5
Safety and Soundness Exam Results	Satisfactory	Satisfactory	4
2014 IT Strategies	Successful Implementation	See Details Below[1]	3
GROUP
Improve Compliance within the Organization	Ensure appropriate resources are focused on compliance as a routine necessary part of daily functions	Regular routine compliance meetings were held to focus on embedding and enhancing compliance in all functions across the organization	4
Develop & Implement an Integrated Channel Strategy	Simplify product offerings and processes to better serve our customer	Product offering streamlined and products simplified	3

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Goals	Target	Actual	Performance Rating
Deploy CRM Solution to provide a single view of the customer	Initiative rescheduled to first quarter 2015	While this project was started, it was delayed to re-sequencing of other major projects	NA
Implement Relationship Banking Business Model	Support Community Banking in this initiative	All departments provided appropriate support	3
Customer Differentiation Strategy	Continue to focus on the action plans derived from seven sub-initiatives.	Significant progress has been made on all seven sub-initiatives and will continue throughout 2015	3

INDIVIDUAL
Individual performance goals were determined for each NEO in areas of employee engagement and corporate climate, leadership skills, customer engagement, process improvement and income opportunities.

1.	Successfully outsourced core banking system; on target to migrate to virtual desktop systems bank-wide; launched mobile remote deposit capture; items processing outsourced; renegotiated favorable telecommunications contract; various system upgrades completed on-time.

In February 2015, the Committee approved the payment of cash incentives to NEOs. The amount of the awards was based on the results of corporate, group and individual goals compared to target. The table below summarizes the payment attained by each NEO in each category, as well as the overall award achieved based on corporate, group and individual performance.

Target payments and actual incentive payments made to NEOs are summarized in the table below:

		Annual Cash Incentive Plan Target Awards		Calculated Award based on Goal Weight and Performance Ratings			Total Award @ 101% of Target	Final Adjusted Incentive Payment
									Rounded Award	Surplus ICP Dist.	Final Award

Name	Base Pay	%	$	Corporate	Group	Indiv.
a	b	c	d b x c	f	g	h	i f+g+h * 1.01	j	k j rounded	l	m k + l

John C. Dean	$300,000	60%	$180,000	$187,200	$—	$63,000	$252,705	$202,164	$200,000		$200,000
Lance A. Mizumoto	$300,000	55%	$165,000	$151,652	$36,108	$20,831	$208,593	$166,874	$170,000	$—	$170,000
A. Catherine Ngo	$300,000	55%	$165,000	$150,150	$35,750	$23,100	$211,093	$168,874	$170,000	$—	$170,000
Denis K. Isono	$270,000	50%	$135,000	$105,300	$29,250	$28,929	$165,115	$115,581	$120,000	$5,000	$125,000
Raymond W. Wilson	$265,000	50%	$132,500	$103,350	$28,708	$22,714	$154,773	$100,602	$100,000	$10,000	$110,000
Total Pool			$777,500					$754,095	$760,000		$775,000

j.	Final adjusted Incentive Payment (j) is a reduction from the total award (i) based on performance score. The reduction was necessary to work within the available pool of incentive dollars.

n.	A small amount of incentive pool dollars remained and was allocated to Messrs. Isono and Wilson at the Committee discretion.

A certain portion of the executive cash incentive pool is carved out for distribution on a discretionary basis to be used to recognize participants in the executive or non-executive incentive compensation plan. For 2014, John C. Dean, Chairman & CEO, with concurrence from the Managing Committee, recommended 100% of the discretionary pool be shared with employees participating in the non-executive Annual Incentive Compensation Plan.

Long-Term Incentives

We use long-term incentives (“LTIs”) to encourage ownership, foster retention, and align executives’ interests with the long-term interests of shareholders.

In 2014, the Committee recommended to the Board and the Board approved a long-term equity grant with a three-year vesting period with both performance and time features. The incentive opportunity for each NEO as well as the plan design was developed in consultation with compensation consultants, McLagan. The amount of equity received by each NEO was determined as a percentage of base salary as follows:

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Name	Equity Opportunity as a % of Base Pay
John C. Dean	90%
Lance A. Mizumoto	65%
A. Catherine Ngo	65%
Denis K. Isono	65%
Raymond W. Wilson	65%

On February 28, 2014, the NEOs received a long-term equity grant of Restricted Stock Units (“RSUs”) under the 2013 Stock Compensation Plan, with performance and time vesting. The performance vesting target was 2014 budgeted net income. The target goal amount and actual attainment of the goals is described below.

•	With respect to two-thirds of the RSUs, vesting of shares is subject to attainment of 90% (threshold) of Board approved 2014 budgeted net income of $40.05 million. If threshold is not achieved, all shares will be forfeited. If threshold is achieved, the first tranche will vest in 2015; followed by the second and third tranches in 2016 and 2017 respectively. Vesting in 2016 is conditioned on the Company achieving a net income of at least $30 million in 2015. Likewise, vesting in 2017 is conditioned on the Company achieving a net income of at least $30 million in 2016. Actual shares earned will be based on 2014 budgeted net income results, with a Stretch Opportunity capped at 200% of target. The below table shows the number of shares that would vest at threshold, target and maximum.

	Performance Shares at Threshold 90% of Target Net Income ($36.05M )	Performance Shares at 100% of Target Net Income ($40.05M)	Performance Shares at Maximum 200% of Target Net Income ($80.10M)
John C. Dean	9,853	10,948	21,896
Lance A. Mizumoto	5,337	5,930	11,860
A. Catherine Ngo	5,139	5,710	11,420
Denis K. Isono	5,337	5,930	11,860
Raymond W. Wilson	5,139	5,710	11,420

•	With respect to one-third of the RSUs, vesting is time-based, wherein one-third of the time-based RSUs will vest on the anniversaries of the grant date for the first, second and third year.

Below are the number of RSUs granted on February 28, 2014, separated between performance vesting and time vesting. The performance vesting portion of the grant is shown at both target and actual, with actual attainment at 101 % of target, based on 2014 budgeted net income results.

Name	Type of Grant	Grant Date	Fair Value	1/3rd of Shares Granted Time Vesting	2/3rd of Shares Granted @ Target Performance Vesting	Actual Performance Vested Shares Based on Attaining 101% of Target
John C. Dean	RSUs	2/28/2014	$19.73	5,473	10,948	11,057
Lance A. Mizumoto	RSUs	2/28/2014	$19.73	2,965	5,930	5,989
A. Catherine Ngo	RSUs	2/28/2014	$19.73	2,855	5,710	5,767
Denis K. Isono	RSUs	2/28/2014	$19.73	2,965	5,930	5,989
Raymond W. Wilson	RSUs	2/28/2014	$19.73	2,855	5,710	5,767

Other Compensation

NEOs are provided the same level of benefits as all other employees. As such, they are eligible to participate in the Company 401(k) Retirement Savings Plan which provides for a Company match, as well as standard health, life and disability policies. In addition NEOs receive certain perquisites such as transportation services and spousal travel benefits. The total amounts of these items are reflected in the “All Other Compensation” column of the Summary Compensation Table.  The Committee believes that these items enhance the effectiveness of our key executives and are consistent with industry practices in comparable banking companies. The Committee regularly reviews the benefits and perquisites we provide.

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Adjustment or Recovery of Awards

Our long-term incentive plan currently permits us to cancel or terminate outstanding awards for any reason (which would include misstated or restated financial results).  In addition, Section 304 of the Sarbanes-Oxley Act mandates the recovery of incentive awards that would not have otherwise have been paid in the event we are required to restate our financial statements due to noncompliance with any financial reporting requirements as a result of misconduct.  In that case, the CEO and CFO must reimburse us for (1) any bonus or other incentive- or equity-based compensation received during the twelve (12) months following the first public issuance of the non-complying document, and (2) any profits realized from the sale of our securities during those twelve (12) months. Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) requires the Securities and Exchange Commission to direct national securities exchanges to prohibit the listing of any security that fails to adopt a compliant clawback policy for any current or former executive officer if the company is required to file a financial restatement as a result of material noncompliance with applicable securities laws. This clawback applies to incentive-based compensation during the 3-year period preceding the date on which the issuer is required to prepare an accounting restatement, based on the erroneous data, in excess of what would have been paid to the executive officer under the accounting restatement. The NYSE has not yet promulgated final rules implementing Section 954 of the Dodd-Frank Act.

Timing of Equity Grants

On October 25, 2006, we adopted guidelines regarding the equity grant process and related controls.  The guidelines, which were reviewed and readopted (with minor changes) on May 20, 2011, are to help ensure that all equity grants are reported and disclosed correctly and accurately, are properly accounted for, and receive proper tax treatment.  The grant guidelines are designed to avoid making regular grants during a regularly scheduled Company blackout period, to avoid having the timing of grant dates be affected by material nonpublic information, and to confirm the use of no less than the closing price of our stock on the grant date.

Due to the resumption of CPF dividends in 2013 and it coinciding with regular grant dates, which placed an administrative burden on the Company, in February 2014 the Committee approved a minor adjustment to the timing of grants. Instead of grants taking place on the last day of February, May, August and November, grant dates were adjusted to take place on the fifteenth (15th) day of these same months.

Stock Ownership Guidelines

On May 31, 2012, the Board reinstated stock ownership guidelines applicable to all Board members and executive officers of the Company and Bank. The purpose of the guidelines is to define ownership expectations for these individuals to more closely align with our shareholders. Pursuant to the executive realignment in June 2014, in March 2015, the Board approved a revision to the guidelines, in which the position of President was included and subject to the same ownership expectations as the position of Executive Vice President (EVP). There was no change to the ownership guidelines for the CEO. The following is a summary of the Stock Ownership Guidelines:

Position	Multiple of Base Pay or # of Shares	Timeframe to Achieve Multiple
Non-Employee Directors (Excluding representatives of Anchorage and Carlyle)	25,000 Shares	5 years
CEO	50% of the after-tax net amount of shares granted and vested after 5/1/12 until such time as the amount of ownership has a market value of 4 times annual base salary	Should the multiple not be achieved within the stated timeframe, 100% of the net, after-tax shares vested after the end of the timeframe, must be held until the multiple is achieved.
5 years
President & EVP	50% of the after-tax net amount of shares granted and vested after 5/1/12 until such time as the amount of ownership has a market value of 1 ½ times annual base salary	Should the multiple not be achieved within the stated timeframe, 100% of the net, after-tax shares vested after the end of the timeframe, must be held until the multiple is achieved.
5 years

Employment Agreements

None of the current NEOs has an employment agreement with the Company and each is employed on an “at will” basis.

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Change-In-Control Agreement

None of the current NEOs has a change in control agreement.

Tax and Accounting Considerations

We consider tax and accounting implications in designing our compensation programs.  For example, in selecting long-term incentive compensation elements, the Committee reviews the projected expense amounts and expense timing associated with alternative types of awards.  Under current accounting rules (i.e., Financial Accounting Standard ASC Topic 718), we must expense the grant-date fair value of share-based grants such as restricted stock, performance shares, and SARs settled in our stock.  The grant-date fair value is amortized and expensed over the service period or vesting period of the grant.  In contrast, awards that are not share-based (e.g., phantom stock) are expensed based on a value that may fluctuate widely over the vesting period and is not fixed at grant date.  In selecting appropriate incentive devices, the Committee reviews extensive modeling analyses and considers the related tax and accounting issues.  Section 162(m) of the Internal Revenue Code generally places a limit on the tax deduction for non-performance based compensation in excess of $1 million paid to the chief executive officer and the other three most highly compensated executive officers (excluding the chief financial officer) in a taxable year.   The Committee has retained the flexibility, however, to pay compensation which is not deductible for tax purposes because it believes that doing so permits it to take into consideration factors that are consistent with good corporate governance and the best interests of our shareholders.

Conclusion

The Committee and the Board believe that it is important to provide market-based compensation that will attract and retain highly talented executives with the appropriate competencies and skills necessary for the Company’s continued success.  Such compensation would include the full range of compensation components, including incentive awards that vary with financial performance based on achieving our strategic plan and goals without encouraging excessive and unnecessary risk that could threaten the overall value of the Company.  Equally important is the need to maintain shareholder confidence and to comply with regulatory executive compensation restrictions and guidance by developing appropriate compensation structures.

Therefore, the Committee evaluates our compensation program and its related components on an ongoing basis.  Adjustments are made to the compensation structure as appropriate to maintain the Company’s competitive position for executive talent, consistent with our compensation philosophy and objectives, and within the parameters of regulatory restrictions and guidance.  The Committee intends this Compensation Discussion and Analysis to provide full, transparent disclosure of what we believe to be a thoughtfully designed compensation structure which focuses on the achievement of short-term objectives, and affirms the philosophy for driving long-term shareholder value.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

As of December 31, 2014, the Committee of the Company was composed entirely of the following four (4) independent Directors: Christine H. H. Camp (Chair), Alvaro J. Aguirre, Earl E. Fry, and Crystal K. Rose.   None of the Committee members were or are former officers or employees of the Company.  Relationships that members of the Committee have had and/or maintain with the Company are described in the “Corporate Governance and Board Matters-Director Independence and Relationships” section.

EXECUTIVE COMPENSATION

The table below summarizes the total compensation earned by each of the NEOs for the fiscal year ended December 31, 2014, 2013 and 2012 to the extent such executives served during such periods.  The material terms of compensation of the NEOs are discussed in the Compensation narrative following the “Options Exercised and Stock Vested” table.

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SUMMARY COMPENSATION TABLE

Name and Principal Position (a)	Year (b)	Salary (c)	Bonus (d)	Stock Awards (e)	Option Awards (f)	Non-Equity Incentive Plan Compensation (g)	Change in Pension Value & Non- Qualified Deferred Compensation Earnings (h)	All Other Compensation (i)	Total (j)

John C. Dean,	2014	$325,000	$—	$323,986	$—	$200,000	$—	$44,608	$893,594
Chairman &	2013	$360,000	$—	$573,982	$—	$288,288	$—	$40,065	$1,262,335
Chief Executive Officer	2012	$411,666	$155,695	$499,991	$500,000	$144,305	$—	$35,905	$1,747,562

Lance A. Mizumoto,	2014	$287,500	$—	$175,498	$—	$170,000	$—	$13,331	$646,329
President,	2013	$270,000	$—	$175,486	$—	$207,619	$—	$19,488	$672,593
Chief Banking Officer	2012	$284,249	$138,417	$499,989	$499,987	$86,808	$—	$15,394	$1,524,844

A. Catherine Ngo,	2014	$285,833	$—	$168,987	$—	$170,000	$—	$12,956	$637,776
President,	2013	$260,000	$—	$168,996	$—	$201,620	$—	$12,582	$643,198
Chief Operating Officer	2012	$285,002	$$116,624	$399,993	$399,993	$83,376	$—	$5,262	$1,290,250

Denis K. Isono,	2014	$270,000	$—	$175,498	$—	$125,000	$—	$13,206	$583,704
Executive Vice President,	2013	$270,000	$—	$175,486	$—	$176,580	$—	$14,161	$636,227
Chief Financial Officer	2012	$295,002	$113,417	$399,993	$399,993	$86,583		$13,492	$1,308,480

Raymond W. Wilson,	2014	$262,917	$—	$168,987	$—	$110,000	$—	$9,966	$551,870
Executive Vice President,	2013	$260,000	$—	$168,996	$—	$180,560	$—	$2,869	$612,425
Chief Risk Officer	2012	$285,002	$116,624	$399,990	$399,991	$83,376	$—	$7,559	$1,292,542

(c)	For year 2014, this column represents actual salary earned at year-end 2014.

(e)	For year 2014, this column represents the value of Restricted Stock Units (RSUs), granted on February 28, 2014, at the closing share price of $19.73. With respect to two-thirds of the grant, vesting is subject to attainment of 90% (threshold) of Board approved 2014 budgeted net income. If threshold is not achieved, all shares are forfeited. If threshold is achieved, the first tranche will vest in 2015; followed by the second and third tranches in 2016 and 2017 respectively. Vesting in 2016 is conditioned on the Company achieving a threshold net income of $30 million in 2015. Similarly, vesting in 2017 is conditioned on the Company achieving a threshold net income of $30 million in 2016. Actual shares earned will be based on 2014 budgeted net income results, with a Stretch Opportunity capped at 200% of target. Based on the closing price of $19.73 at the time of grant, the value of the performance-vested RSUs (66.67% of the total) that the NEOs were eligible to receive at the maximum performance level is as follows: John C. Dean – $432,008, Lance A. Mizumoto – $233,998, A. Catherine Ngo – $225,317, Denis K. Isono – $233,998, and Raymond W. Wilson – $225,317. Once attainment level is determined, vesting of shares will occur equally over a three-year period, subject to the conditions stated previously. With respect to the remaining one-third (33.33%) portion of the grant, vesting is time-based, whereby shares vest equally over a three-year period.

(g)	For year 2015, this column represents a Board-approved annual cash incentive for the NEOs, based on corporate, group and individual performance metrics.

(i)	This column represents other compensation earned by the NEOs, including, but not limited to, 401(k) Company contributions, transportation services and travel, as detailed below, for each NEO during 2014. The table below further details “All Other Compensation” reported in the Summary Compensation Table.

Name	401(k) Retirement Savings Plan	Other Compensation	Total All Other Compensation
John C. Dean	$ 10,400	$ 34,208[1]	$ 44,608
Lance A. Mizumoto	$ 10,400	$ 2,931[2]	$ 13,331
A. Catherine Ngo	$ 10,400	$ 2,556[3]	$ 12,956
Denis K. Isono	$ 10,400	$ 2,806[4]	$ 13,206
Raymond W. Wilson	$ 7,222	$ 2,744[5]	$ 9,966

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In addition to parking and group life insurance fringe benefits, the Other Compensation column in the table above includes the following:

1.	Mr. Dean - includes spousal travel and $27,678 in transportation services

2.	Mr. Mizumoto - includes spousal travel and $387 in transportation services

3.	Ms. Ngo – includes spousal travel and $387 in transportation services

4.	Mr. Isono - includes spousal travel

5.	Mr. Wilson - includes spousal travel.

NON-QUALIFIED DEFERRED COMPENSATION

On July 1, 2008, the Company implemented a non-qualified deferred compensation plan that allows employees (including the NEOs) with an annual base salary of $90,000 or greater to defer up to 80% of base pay and/or 100% of annual bonuses and commissions earned for a specified year on a pre-tax basis.  The plan does not feature any matching or other contributions from the Company. John Dean elected to defer 17% of his salary, equivalent to $53,125, under the Central Pacific Bank Deferred Compensation Plan in 2014.

A participant is always 100% vested in his or her deferred amounts.  Deferred amounts under the Central Pacific Bank Deferred Compensation Plan are subject to adjustment for appreciation or depreciation in value based on hypothetical measurement funds in one or more of the available measurement funds chosen by the participant.  The participant’s deferred amounts are generally payable beginning on the earliest to occur of (a) a specified time chosen by the participant, (b) the participant’s death, (c) the participant’s disability, (d) a separation of service (either at the time of separation or six (6) months after the separation in the case of a key employee, or (e) an “unforeseeable emergency.” For distributions due to a disability or upon a separation from service due to retirement, the participant may choose to receive deferred amounts as a lump-sum payment or in annual installments over a period not to exceed fifteen (15) years.  Distributions for all other events will be made in the form of a lump sum.

The Bank’s obligations with respect to the deferred amounts under the Central Pacific Bank Deferred Compensation Plan are payable from its general assets.  The assets are at all times subject to the claims of the Company’s general creditors.

Set forth below is information regarding the amounts deferred by or for the benefit of the NEOs in 2014.

Name	Executive Contributions in Last FY	Registrant Contributions in Last FY	Aggregrate Earnings in Last FY	Aggregrate Withdrawals/ Distributions	Aggregrate Balance at Last FYE
John C. Dean	$53,125	$0	$19,894	$0	$209,070
Lance A. Mizumoto	$0	$0	$0	$0	$0
A. Catherine Ngo	$0	$0	$0	$0	$0
Denis K. Isono	$0	$0	$0	$0	$0
Raymond W. Wilson	$0	$0	$0	$0	$0

The table below shows the funds available under the Central Pacific Bank Deferred Compensation Plan and their annual rate of return for the calendar year ended December 31, 2014, as reported by the administrator of the Plan.

Name of Fund	Rate of Return
Fixed Income Vanguard VIF Money Market	0.09%
Vanguard VIF Short Term Investment Grade	1.76%
Vanguard VIF Total Bond Index	5.89%
Vanguard VIF High Yield Bond	1.90%
Large Cap Vanguard VIF Diversified Value	9.83%
Vanguard VIF Equity Income	11.41%
Vanguard VIF Total Stock Market Index	12.29%
Vanguard VIF Equity Index	13.51%
Vanguard VIF Capital Growth	18.43%
Vanguard VIF Growth	13.79%
MidCap Vanguard VIF MidCap Index	13.59%
Small Cap Vanguard VIF Small Company Growth	3.38%
Foreign/Global Vanguard VIF International	-6.05%
Balanced Vanguard VIF Balanced	9.84%
Specialty Vanguard VIF REIT Index	30.11%

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GRANTS OF PLAN-BASED AWARDS

										All Other	All Other		Grant
										Stock	Option		Date Fair
				Estimated Future Payouts Under			Estimated Future Payouts Under			Awards:	Awards:		Value of
				Non-Equity Incentive Plan Awards			Equity Incentive Plan Awards			Number of	Number of	Exercise	Stock and
										Shares of	Securities	or Base	Option
	Grant	Grant								Stock or	Underlying	Price of	Awards
Name	Type	Date		Threshold	Target	Max	Threshold	Target	Max	Units	Options	Awards	(4)
$	$	$		$	$	$	#	#	#	#	#	$	$
(a)	(b)	(c )		(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)	(m)
	Cash Incentive1				$200,000
John C.	RSU2	2	/28/2014							5,473		$19.73	$107,982
Dean	RSU2	2	/28/2014				9,853	10,948	21,896			$19.73	$216,004
	Cash Incentive1				$170,000
Lance A.	RSU2	2	/28/2014							2,965		$19.73	$58,499
Mizumoto	RSU2	2	/28/2014				5,337	5,930	11,860			$19.73	$116,999
	Cash Incentive1				$170,000
A. Catherine	RSU2	2	/28/2014							2,855		$19.73	$56,329
Ngo	RSU2	2	/28/2014				5,139	5,710	11,420			$19.73	$112,658
	Cash Incentive1				$125,000
Denis K.	RSU2	2	/28/2014							2,965		$19.73	$58,499
Isono	RSU2	2	/28/2014				5,337	5,930	11,860			$19.73	$116,999
	Cash Incentive1				$110,000
Raymond W.	RSU2	2	/28/2014							2,855		$19.73	$56,329
Wilson	RSU2	2	/28/2014				5,139	5,710	11,420			$19.73	$112,658

1.	The funding of the Annual Incentive Compensation Plan requires a minimum level of overall Company performance before any individual incentive award can be made. The incentive pool is funded upon achieving a minimum of 85% of budgeted net income. Once the threshold is achieved, the incentive earned is prorated from 100% of target with a maximum opportunity capped at one and one-half times target.

In February 2015, the Committee approved the payment of cash incentives to the NEOs, based on the Company attaining 101% of 2014 budgeted net income. Individual target incentives are based on a percentage of salary, 60% for Mr. Dean, 55% for Mr. Mizumoto and Ms Ngo, and 50% for Messrs. Isono and Wilson. This equates to a target incentive of $180,000 for Mr. Dean; $165,000 for Mr. Mizumoto and Ms. Ngo, $135,000 for Mr. Isono and $132,500 for Mr. Wilson. Actual award payouts are reflected under “Target” and were calculated based on corporate, group, and individual performance results, and attainment of 101% of budgeted net income.

2.	On February 28, 2014, the NEOs received a Board approved grant of RSUs, with the following features:

•	One-third (33.33%) of RSUs vest based on time, in equal increments over a three-year period.

•	Two-thirds (66.67%) of RSUs vest based on attainment of Board approved 2014 budgeted net income of $40.05 million (target). If threshold of 90% of target is not achieved, all shares will be forfeited. If threshold is achieved, the first tranche will vest in 2015; followed by the second and third tranches in 2016 and 2017 respectively. Vesting in 2016 is conditioned on the Company achieving a net income threshold of $30 million in 2015. Similarly, vesting in 2017 is conditioned on the Company achieving a net income threshold of $30 million in 2016.

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OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

Name	Option Awards						Stock Awards
	# of Securities Underlying Unexercised Options Exercisable	# of Securities Underlying Unexercised Options Unexercisable	Equity Incentive Plan: # of Unearned Options	Option Exercise Price ($)	Option Expiration Date	Vesting Date	# of Shares/ Units of Stock Not Vested	Market Value of Shares/ Units Not Vested ($)	Equity IP: # of Unearned Shares, Units or Other Rights Not Vested	Equity IP: Market or Payout Value of Unearned Shares, etc. Not Vested ($)
(a)	(b)	(c )	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)
John C. Dean	50,813			$14.31	5/2/2022	5/2/2014
							4,648[3]	$99,932
							12,271[4]	$263,827
									5,473[9]	$117,670
									10,948[10]	$235,382
Lance A. Mizumoto	60			$702.00	3/15/2016	3/15/2009
	13			$718.00	3/15/2017	3/14/2010
	113			$377.60	3/12/2018	3/12/2011
	113			$79.00	3/11/2019	3/11/2012
	18,672	28,008[1]		$14.31	5/2/2022
	2,171	3,257[2]		$14.77	11/30/2022
							6,289[5]	$135,214
							20,964[6]	$450,726
							677[7]	$14,556
							2,257[8]	$48,526
							2,517[3]	$54,116
							6,646[4]	$142,889
									2,965[9]	$63,748
									5,930[10]	$127,495
A. Catherine Ngo	16,597	24,896[1]		$14.31	5/2/2022
							5,590[5]	$120,185
							18,635[6]	$400,653
							2,424[3]	$52,116
							6,401[4]	$137,622
									2,855[9]	$61,383
									5,710[10]	$122,765
Denis K. Isono	150			$652.00	3/15/2015	3/15/2008
	136			$702.00	3/15/2016	3/15/2009
	29			$718.00	3/15/2017	3/15/2010
	1,175			$377.60	3/12/2018	3/12/2011
	16,597	24,896[1]		$14.31	5/2/2022
							5,590[5]	$120,185
							18,635[6]	$400,653
							2,517[3]	$54,116
							6,646[4]	$142,889
									2,965[9]	$63,748
									5,930[10]	$127,495
Raymond W. Wilson	14,522	21,785[1]		$14.31	5/2/2022
	2,171	3,257[2]		$14.77	11/30/2022
							4,891[5]	$105,157
							16,306[6]	$350,579
							677[7]	$14,556
							2,257[8]	$48,526
							2,424[3]	$52,116
							6,401[4]	$137,622
									2,855[9]	$61,383
									5,710[10]	$122,765

1.	On May 2, 2012, the Board approved stock options for Messrs. Isono, Mizumoto and Wilson, and Ms. Ngo. These options have a five-year vesting schedule in which vesting is in equal increments over a five-year period.

2.	On November 30, 2012, the Board approved stock options for Messrs. Mizumoto and Wilson. One-fifth of these options vested on May 2, 2013 and the remaining four-fifths vest equally each year, thereafter.

3.	On February 28, 2013, the Board approved a grant of RSUs to the NEOs, of which one-third (33.33%) of the grant vests equally over a three-year period. This represents the one-third (33.33%) portion of the grant.

4.	On February 28, 2013, the Board approved a grant of RSUs to the NEOs, of which two-thirds (66.67%) of the grant was subject to attainment of 90% (threshold) of Board approved 2013 targeted core net income and core return on average assets, with stretch opportunity up to 200% of award. Vesting of shares occurs equally over a three-year period. Earned but unvested award is represented, based on performance results. Actual performance results were 132% of target.

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5.	On May 2, 2012, the Board approved a grant of RSUs to Messrs. Isono, Mizumoto and Wilson, and Ms. Ngo. One-third of the award vests equally over a five-year period and was subject to Board approved 2012 targeted core net income and core return on average assets targets.

6.	Per “5” above, the remaining two-thirds vests at a rate of three-fifths on the third anniversary and one-fifth on the fourth and fifth anniversaries, subject to Board approved 2012 to 2014 cumulative core net income and core return on average assets targets, with a stretch opportunity up to 300% of award.

7.	On November 30, 2012, the Board approved a grant of RSUs to Messrs. Mizumoto and Wilson. One-third of the grant vests equally over a five-year period on May 2 of each year, and was subject to Board approved 2012 targeted core net income and core return on average assets targets.

8.	Per “7” above, the remaining two-thirds vests at a rate of three-fifths on May 2, 2015, and one-fifth each year the following two years, subject to Board approved 2012 to 2014 cumulative core net income and core return on average assets targets, with a stretch opportunity up to 300% of award.

9.	On February 28, 2014, the Board approved a grant of RSUs to the NEOs, of which one-third (33.33%) of the grant vests equally over a three-year period. This represents the one-third (33.33%) portion of the grant.

10.	Per “9” above, the remaining two-thirds (66.67%) vests equally over a three-year period, subject to attainment of 90% (threshold) of Board approved 2014 budgeted net income. Vesting in the second and third years is conditioned on the Company achieving a specified net income level each year. Actual shares earned will be based on 2014 budgeted net income results, with a Stretch Opportunity up to 200% of award.

OPTIONS EXERCISED AND STOCK VESTED

No options were exercised by any NEO in 2014. The following stock vested for NEOs in 2014.

Executive Name	Grant Date	Option Awards		Stock Awards
		# of Shares Acquired on Exercise	Value Realized on Exercise	# of Shares Acquired on Vesting	Value Realized on Vesting ($)
John C. Dean	5/2/2012			37,944	$706,138
	2/28/2013			24,598	$485,319
Lance A. Mizumoto	5/2/2012			2,097	$39,025
	11/30/2012			226	$4,206
	2/28/2013			4,582	$90,403
A. Catherine Ngo	5/2/2012			1,864	$34,689
	2/28/2013			4,412	$87,049
Denis K. Isono	5/2/2012			1,864	$34,689
	2/28/2013			4,582	$90,403
Raymond W. Wilson	5/2/2012			1,631	$30,353
	11/30/2012			226	$4,206
	2/28/2013			4,412	$87,049

PENSION BENEFITS

The Company froze its Defined Benefit Pension Plan on December 31, 2002. None of the current NEOs accrued any benefit under the plan.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

The narrative and tables below summarize the estimated amounts payable to each NEO under various termination scenarios, assuming they had occurred on December 31, 2014. The Company does not currently maintain employment agreements with any of the NEOs that provide for termination-related compensation. In addition, none of the NEOs employed as of December 31, 2014 were eligible to receive any payments at, following, or in connection with any termination or change-in-control of the Company beyond those available generally to all salaried employees.

Payments Upon Termination for Good Reason, Termination without Cause, or Resignation

None of the NEOs are covered under employment agreements that provide for any additional payments or benefits beyond those generally available to other employees if they terminate their employment for good reason, are terminated by the Company without cause, or they voluntarily resign, assuming a change-in-control has not occurred.

Potential Payments Upon a Change-in-Control

As of December 31, 2014, each of the NEOs held unvested options or restricted stock units (“RSUs”), granted under the Company’s 2004 Stock Compensation Plan and the 2013 Stock Compensation Plan. If a change-in-control occurs, the vesting on certain outstanding awards will accelerate regardless of whether or not employment terminates. Certain other awards provide for accelerated vesting upon a change-in-control only in the event that employment also terminates in connection with the change-in-control.

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The table below shows the amounts to which each NEO would be entitled upon a change-in-control as of December 31, 2014 assuming: 1) a change-in-control occurs without an associated termination of employment and 2) employment terminates in connection with a change-in-control. These values represent amounts beyond what each NEO would receive upon voluntary termination as of December 31, 2014.

Accelerated Vesting of Equity Awards1

	Change-in-Control	Change-in-Control with Associated Termination
John C. Dean	—	719,158
Denis K. Isono	—	1,381,862
Lance Mizumoto	21,918	1,626,313
A. Catherine Ngo	—	1,367,434
Raymond W. Wilson	21,918	1,363,825

1.	Each of the NEOs held unvested equity as of December 31, 2014. The values shown reflect the intrinsic value of accelerated stock options and restricted stock units based on the Company’s closing stock price on December 31, 2014 of $21.50 per share.

Payments Upon Termination for Cause

If the Company terminates any NEO’s employment for cause, it will not make any payments or provide any benefits beyond what is generally available to other employees in this termination scenario.

Payments Upon Death or Disability

Upon death or disability, each officer (or the officer’s estate) will receive benefits under the Company’s disability plan or payments under the life insurance plan, as appropriate. These benefits are generally available to all employees of the Company. Aside from these payments, upon death or disability as of December 31, 2014, none of the NEOs would receive accelerated vesting of outstanding equity or any additional payments above what they would otherwise be entitled to receive upon voluntary termination

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DISCUSSION OF PROPOSALS RECOMMENDED BY THE BOARD OF DIRECTORS

PROPOSAL 1

ELECTION OF DIRECTORS

The Board recommends the election of the nine (9) nominees listed below as directors, to serve a one-year term expiring at the 2016 Annual Meeting of Shareholders and until their respective successors are elected and qualified or until their earlier death, resignation, retirement, disqualification, or removal from office.

Alvaro J. Aguirre

James F. Burr

Christine H. H. Camp

John C. Dean

Earl E. Fry

Paul J. Kosasa

Duane K. Kurisu

Colbert M. Matsumoto

Crystal K. Rose

For more information regarding the background of each of the nominees for director, see the sections titled “ELECTION OF DIRECTORS” and “DIRECTORS’ AND EXECUTIVE OFFICERS’ INFORMATION.” The persons named as “proxy” in the voting instructions or form of proxy provided with these materials will vote the shares represented by all validly returned proxies in accordance with the specifications of the shareholders returning such proxies. If at the time of the Meeting any of the nominees named above should be unable to serve, the discretionary authority provided in the proxy will be exercised to vote for such substitute nominee or nominees, if any, as shall be designated by the Board.

The election of directors requires a plurality of the votes cast “FOR” the election of the directors by the shares entitled to vote in the election at a meeting at which a quorum is present. Accordingly, the nine (9) directorships to be filled at the meeting will be filled by the nine (9) nominees receiving the highest number of “FOR” votes.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL NINE (9) NOMINEES.

PROPOSAL 2

RATIFICATION OF THE APPOINTMENT OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

The Board has appointed KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015. KPMG LLP audited the Company’s financial statements for the fiscal year ended December 31, 2014, and has audited the Company’s financial statements since the Company’s inception in 1982. Representatives of KPMG LLP are expected to attend the Meeting. The representatives are expected to be available to respond to appropriate questions and will have an opportunity to make a statement, if they desire to do so.

The Company is asking its shareholders to ratify the selection of KPMG LLP as its independent registered public accounting firm (as it has done in prior years) because it believes it is a matter of good corporate practice. If the Company’s shareholders do not ratify the selection, the Audit Committee will reconsider whether to retain KPMG LLP, but may still retain them. Even if the selection is ratified, the Audit Committee, in its discretion, may change the appointment at any time during the year if it determines that such a change would be in the best interests of the Company and its shareholders.

Services Rendered By And Fees Paid To Independent Registered Public Accounting Firm. The following sections describe the services rendered by KPMG LLP to the Company, and fees paid by the Company to KPMG LLP for such services, for the fiscal years ended December 31, 2013 and December 31, 2014. KPMG LLP acted as the independent registered public accounting firm for the Company for the fiscal years ended December 31, 2013 and December 31, 2014 and performed the Company’s audit services in fiscal years 2013 and 2014.

Audit Fees. The audit fees include only fees that are customary under generally accepted auditing standards as established by the Auditing Standards Board (United States) and in accordance with the auditing standards of the Public Company Accounting Oversight Board (United States) and are the aggregate fees the Company incurred for professional services rendered for the audit of the Company’s annual financial statements, the audit of internal controls over financial reporting, reviews of the financial statements included in the Company’s Quarterly Reports on Form 10-Q, and regulatory and statutory engagements related to the aforementioned statements. Audit fees were $929,000 for the fiscal year ended December 31, 2013, and $1,073,500 for the fiscal year ended December 31, 2014, respectively.

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Audit-Related Fees. Audit-related fees include fees for assurance and related services that are related to the performance of the audit of the financial statements, but are not reported under audit fees. These services include audits of the Company’s retirement plans and audits of financial statements and internal controls for the mortgage banking activities. Audit-related fees were $119,000 for the fiscal year ended December 31, 2013, and $122,500 for the fiscal year ended December 31, 2014, respectively.

Tax Fees. Tax fees include only fees the Company incurred for professional services rendered for preparation of the Company’s tax return, tax filings, and tax consulting. Tax fees were $306,500 for the fiscal year ended December 31, 2013, and $87,600 for the fiscal year ended December 31, 2014, respectively.

All Other Fees. All other fees include the fees billed for services rendered by KPMG LLP other than those services covered above. For the fiscal years ended December 31, 2013 and December 31, 2014, there were no other fees billed.

The Audit Committee of the Board established a policy in 2003 to pre-approve all services provided by KPMG LLP. Each service to be provided by KPMG LLP is presented for pre-approval at the Audit Committee’s regular meeting or presented to the Chair of the Audit Committee for pre-approval under delegated authority and presented to the Audit Committee at their next regular meeting. All engagements with KPMG LLP that commenced during 2004 and since then have been pre-approved in accordance with the pre-approval policy.

The Audit Committee considered whether the provision of audit-related services, tax services, and all other services is compatible with maintaining the independence of KPMG LLP.

The Board has submitted its appointment of KPMG LLP for ratification by the Company’s shareholders. The affirmative vote of the holders of at least a majority of the shares of Common Stock represented and entitled to vote at the Meeting will be required for passage of this proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THIS PROPOSAL.

PROPOSAL 3

ADVISORY (NON-BINDING) VOTE TO APPROVE EXECUTIVE COMPENSATION

The Company is required to permit a separate non-binding shareholder vote to approve the compensation of NEO’s, as disclosed pursuant to the compensation disclosure rules of the SEC (which disclosure includes the Compensation Discussion and Analysis, the compensation tables and any related material).

This proposal, commonly known as a “Say-On-Pay” proposal permits shareholders to endorse or not endorse the Company’s executive compensation program through the following resolution:

“Resolved, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion is hereby APPROVED.”

Because the shareholders’ vote is advisory, it will not be binding on the Board. However, the Compensation Committee will take into account the outcome of the vote when considering future executive compensation arrangements.

Currently the Say-On-Pay vote, as determined by the Board following a shareholder advisory vote at the 2011 Annual Meeting of Shareholders, is to be held annually. The next scheduled Say-On-Pay vote after the Meeting will occur at the 2016 Annual Meeting of Shareholders.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THIS PROPOSAL

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PROPOSALS OF SHAREHOLDERS

Shareholder proposals intended to be considered for inclusion in the Company’s Proxy Statement and voted on at the Company’s regularly scheduled 2016 Annual Meeting of Shareholders must be received at the Company’s offices at 220 South King Street, Honolulu, Hawaii 96813, Attention: Corporate Secretary, by no later than one hundred twenty (120) calendar days before the first anniversary date of the release of this Proxy Statement, (i.e. by no later than November 7, 2015) pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, as amended. Applicable SEC rules and regulations govern the submission of shareholder proposals and the Company’s consideration of them for inclusion in next year’s proxy statement and form of proxy. For any proposal that is not submitted for inclusion in next year’s proxy statement (as described above), but is instead sought to be presented directly at next year’s annual meeting, SEC rules permit management to vote proxies in its discretion if (a) the Company receives notice of the proposal before the close of business on January 16, 2016 and advises shareholders in next year’s proxy statement about the nature of the matter and how management intends to vote on the matter, or (b) does not receive notice of the proposal prior to the close of business on January 16, 2016.

The Company’s Bylaws contain procedures that shareholders must follow to present business at a meeting of shareholders if such business is not specified in the Proxy Statement. A shareholder may obtain a copy of these procedures from the Company’s Corporate Secretary. In addition to other applicable requirements, for business to be properly brought before the 2016 Annual Meeting of Shareholders, a shareholder must give notice of the matter to be presented at the Meeting in a proper written form to the Company’s Corporate Secretary. The Corporate Secretary must receive this written notice at the principal offices of the Company not less than ninety (90) calendar days nor more than one hundred twenty (120) calendar days prior to the anniversary date of the preceding year’s annual meeting. Shareholder proposals not made in accordance with these requirements may be disregarded by the chairperson of the Meeting.

OTHER BUSINESS

The Board knows of no other business that will be presented for consideration at the Meeting other than as stated in the Notice of Meeting. If, however, other matters are properly brought before the Meeting, it is the intention of the persons named in the form of proxy  to vote the shares represented thereby on such matters in accordance with the recommendation of the Board.

Incorporation by Reference

To the extent that this Proxy Statement is incorporated by reference into any other filing by the Company under the United States Securities Act of 1933, as amended, or the Exchange Act, as amended, the sections of this Proxy Statement entitled “COMPENSATION COMMITTEE REPORT” and “REPORT OF THE AUDIT COMMITTEE” will not be deemed incorporated, unless specifically provided otherwise in such filing.

Dated: March 6, 2015	CENTRAL PACIFIC FINANCIAL CORP.

Glenn K.C. Ching Senior Vice President and Corporate Secretary

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CENTRAL PACIFIC FINANCIAL CORP. 220 SOUTH KING ST. 22ND FLOOR HONOLULU, HI 96813 ATTN: GLENN CHING

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FuTuRE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
M82034-P58619	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

CENTRAL PACIFIC FINANCIAL CORP.			For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
			☐	☐	☐
The Board of Directors recommends you vote FOR the following:

1.	Election of Directors

Nominees:
	01) Alvaro J. Aguirre	06) Paul J. Kosasa
	02) James F. Burr	07) Duane K. Kurisu
	03) Christine H. H. Camp	08) Colbert M. Matsumoto
	04) John C. Dean	09) Crystal K. Rose
05) Earl E. Fry

The Board of Directors recommends you vote FOR the following proposals:						For	Against	Abstain

2.	To ratify the appointment of KPMG LLP as the company's independent registered public accounting firm for the fiscal year ending December 31, 2015.					☐	☐	☐

3.	To approve, on a non-binding advisory basis, the compensation of the company's named executive officers.					☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]		Date			Signature (Joint Owners)			Date

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Annual Meeting of Shareholders

Friday, April 24, 2015

11:00 a.m.

Harbor Square

4th Floor, Waikiki Room

225 Queen Street

Honolulu, Hawaii 96813

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be

Held on April 24, 2015:

Central Pacific Financial Corp’s Proxy Statement and Annual Report on Form 10-K for the fiscal year ended

December 31, 2014 are available at www.proxyvote.com.

M82035-P58619

CENTRAL PACIFIC FINANCIAL CORP.

ANNUAL MEETING OF SHAREHOLDERS APRIL 24, 2015

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

FOR USE AT THE ANNUAL MEETING ON APRIL 24, 2015.

The shares of stock held in your account will be voted as you specify on the reverse side. If no choice is specified, the proxy will be voted “FOR” the election of the Board's nominees for director and “FOR” proposals 2 and 3. By signing the proxy, you revoke all prior proxies and appoint Glenn K.C. Ching, and Christine Daleiden, and each of them with full power of substitution, to vote these shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting and all adjournments or postponements thereof.

For those participants in the Central Pacific Bank 401(k) Retirement Savings Plan (the “Plan”), you hereby direct the Vanguard Fiduciary Trust Company (the “Trustee”), as Trustee of the Plan, to vote at the Annual Meeting of Shareholders of Central Pacific Financial Corp. (the “Company”) as indicated on the reverse side of this card, all shares allocated to your account in the Plan. The Trustee will vote these shares as you direct. If you do not vote or if your card is not received by the deadline below or if your card is received but the voting instructions are invalid, then the Trustee will vote the shares held in the Plan in the same proportion as votes received from other participants in the Plan.

This voting instruction card is furnished in connection with the solicitation of proxies by the Board of Directors of the Company. This card must be returned by 11:59 P.M. Eastern Time on April 23, 2015, or, if applicable, to the Trustee by 11:59 P.M. Eastern Time on April 21, 2015 for your voting instructions to be honored.

The undersigned hereby acknowledges receipt of the Proxy Statement for the Annual Meeting.

Continued and to be signed on reverse side

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